SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                --------------


                                   FORM 8-K


                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  August 18, 1998

                               Alamo Group Inc.
                   --------------------------------------
            (Exact name of Registrant as specified in its charter)

     Delaware                 0-21220                              74-1621248
--------------------------------------------------------------------------------
(State or other             (Commission                        (I.R.S. Employer
jurisdiction of              File Number)                    Identification No.)
incorporation)


                      1502 E. Walnut, Seguin, Texas 78155
              ---------------------------------------------------
              (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:   (830) 379-1480
                                                      --------------
--------------------------------------------------------------------------------
                (Former address, if changed since last report.)


Item 5.   Other Events
----------------------

         On August 18,1998, Alamo Group Inc. (the "Company"), WEC Company ("WEC") and AGI Acquisition Corp. entered into an agreement and plan of merger (the "Merger Agreement") whereby the Company will be acquired by WEC in a cash merger, pursuant to which the Company's stockholders will receive $18.50 for each Company share outstanding, for a total equity consideration of approximately $180 million. The transaction has been approved by the Board of Directors of the Company. The two largest Company stockholders, owning in the aggregate over 40% of the Company's outstanding common stock, have each granted WEC an option to acquire their shares at $18.50 per share and have agreed to vote their shares in support of the transaction.

          WEC is owned primarily by Madison Dearborn Capital Partners II, LP, a private equity investment partnership based in Chicago, IL. Madison Dearborn Partners has committed additional equity capital of $58.5 million to WEC and has arranged for debt financing commitments to fund the acquisition.

          The closing of the merger is subject to customary conditions, including the receipt of certain governmental approvals and the approval of the Company's stockholders. The Company will file with the Securities and Exchange Commission a proxy statement that will be mailed to stockholders in connection with a special stockholders meeting to be called to consider the merger.

          Attached and incorporated herein by reference in their entirety as Exhibits 2.1, 10.1, 10.2 and 99.1, respectively, are copies of (1) the Merger Agreement, (2) the Option Agreement, dated as of August 18, 1998, by and among WEC, AGI Acquisition Corp. and Donald J. Douglass, (3) the Option Agreement, dated as of August 18, 1998, by and among WEC, AGI Acquisition Corp. and Capital Southwest Venture Corporation and (4) the joint press release of August 18, 1998 issued by the Company and Woods Equipment Company in connection with the transactions contemplated by the Merger Agreement.

          Item 7(c) Exhibits
          ------------------

          Exhibit
          Number                     Description
          -------                    -----------

          2.1 Agreement and Plan of Merger, dated as of August 18, 1998, by and among Alamo Group Inc., WEC Company and AGI Acquisition Corp.

          10.1 Option Agreement, dated as of August 18, 1998, by and among WEC Company, AGI Acquisition Corp. and Donald J. Douglass.

          10.2 Option Agreement, dated as of August 18, 1998, by and among WEC Company, AGI Acquisition Corp. and Capital Southwest Venture Corporation.

          99.1 Joint press release dated August 18, 1998 issued by Alamo Group Inc. and Woods Equipment Company.


                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


                                    ALAMO GROUP INC.
                                         (Registrant)



                                    By:  /s/ Jim A. Smith
                                         -------------------------------------
                                         Name:     Jim A. Smith
                                         Title:    Executive Vice President
                                                   and Chief Financial Officer


Dated:  August 20, 1998


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                               ALAMO GROUP INC.



                                   EXHIBITS
                             TO CURRENT REPORT ON
                        FORM 8-K DATED August 18, 1998


                                                Commission File Number 0-21220


                                 Exhibit Index
                                 -------------

Exhibit
Number              Description
-------             -----------

2.1 Agreement and Plan of Merger, dated as of August 18, 1998, by and among Alamo Group Inc., WEC Company and AGI Acquisition Corp.

10.1 Option Agreement, dated as of August 18, 1998, by and among WEC Company, AGI Acquisition Corp. and Donald J. Douglass.

10.2 Option Agreement, dated as of August 18, 1998, by and among WEC Company, AGI Acquisition Corp. and Capital Southwest Venture Corporation.

99.1 Joint press release dated August 18, 1998 issued by Alamo Group Inc. and Woods Equipment Company.

                                                                   Exhibit 2.1
                                                                   -----------


                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                                ALAMO GROUP INC.,

                                   WEC COMPANY

                                       and

                              AGI ACQUISITION CORP.


                              ---------------------

                           Dated as of August 18, 1998

                              ---------------------





                                TABLE OF CONTENTS

                                                                      PAGE

                                   ARTICLE I.

                                     Merger.

Section 1 (a)     The Merger............................................1
          (b)     Effective Time........................................1
          (c)     Effects of the Merger.................................2
          (d)     Certificate of Incorporation and By-Laws..............2
          (e)     Directors and Officers................................2
          (f)     Conversion of Shares..................................2
          (g)     Adjustments...........................................2
          (h)     Conversion of Acquisition Common Stock................2
          (i)     Employee Stock Options................................2
          (j)     Dissenting Shares.....................................3
          (k)     Payment for Shares....................................3
          (l)     Stock Transfer Books..................................4
          (m)     Closing...............................................4


                                   ARTICLE II.

                 Representations and Warranties of the Company.

Section 2 (a)     Authority.............................................4
          (b)     No Conflicts; Consents................................5
          (c)     Organization and Standing.............................5
          (d)     Capital Stock of the Company..........................6
          (e)     SEC Reports and Financial Statements..................6
          (f)     Absence of Certain Changes or Events..................7
          (g)     Litigation............................................8
          (h)     Taxes.................................................8
          (i)     Benefit Plans........................................10
          (j)     Employee Relations...................................11
          (k)     Certain Contracts and Arrangements...................11
          (l)     Environmental Matters................................11
          (m)     Compliance with Laws.................................13
          (n)     Takeover Statutes....................................13
          (o)     Vote Required........................................13
          (p)     Opinion of Financial Advisors........................13
          (q)     Brokers, Finders, etc................................13
          (r)     Tangible Property....................................13
          (s)     Product Warranty.....................................14
          (t)     Insurance............................................14
          (u)     Suppliers and Dealers................................14
          (v)     Real Property........................................14
          (w)     Intellectual Property................................15
          (x)     Affiliated Transactions..............................16
          (y)     Contributions........................................16
          (z)     No Other Representations or Warranties...............16


                                  ARTICLE III.

                 Representations and Warranties of the Buyer and
                                  Acquisition.

Section 3     (a)     Organization and Standing........................17
              (b)     Authority........................................17
              (c)     No Conflicts; Consents...........................17
              (d)     Information Supplied.............................18
              (e)     Financial Ability to Perform.....................18
              (f)     Surviving Corporation after the Merger...........18
              (g)     Brokers, Finders, etc............................18
              (h)     Acquisition's Operations.........................18
              (i)     No Shares Owned..................................18
              (j)     No Other Representations or Warranties...........18


                                   ARTICLE IV.

                            Covenants of the Company.

Section 4     (a)     Access...........................................19
              (b)     Ordinary Conduct.................................19
              (c)     Other Transactions...............................20
              (d)     Company Special Meeting; Preparation of the
                        Proxy Statement................................21
              (e)     Interim Operating Reporting......................22
              (f)     Notice of Breach.................................22


                                   ARTICLE V.

                     Covenants of the Buyer and Acquisition.

Section 5     (a)     Confidentiality..................................22
              (b)     Employees and Employee Benefit Plans.............23
              (c)     WARN Act.........................................23
              (d)     Indemnification..................................23
              (e)     Certain Understandings...........................25


                                   ARTICLE VI.

                                Mutual Covenants.

Section 6     (a)     Consummation of the Transactions.................25
              (b)     Publicity........................................26
              (c)     Antitrust Notification...........................26
              (d)     Further Assurances...............................26


                                  ARTICLE VII.

                             Conditions to Closing.

Section 7     (a)     Each Party's Obligations.........................27
              (b)     The Company's Obligations........................27
              (c)     The Buyer's and Acquisition's Obligations........28
              (d)     Frustration of Closing Conditions................28


                                  ARTICLE VIII.

                                  Termination.

Section 8     (a)     Termination Events...............................28
              (b)     Termination Notice...............................29
              (c)     Termination Fees.................................29
              (d)     Effects of Termination...........................30


                                   ARTICLE IX.

           Nonsurvival of Representations, Warranties and Agreements.

                                   ARTICLE X.

                                    Expenses.

                                   ARTICLE XI.

                                 Miscellaneous.

Section 11    (a)     No Third-Party Beneficiaries.....................30
              (b)     Amendment or Waiver..............................30
              (c)     Headings ........................................30
              (d)     Counterparts.....................................30
              (e)     Interpretation...................................30
              (f)     Assignment.......................................31
              (g)     Notices .........................................31
              (h)     Entire Agreement.................................32
              (i)     Severability.....................................32
              (j)     Schedules........................................32
              (k)     Governing Law....................................32






     DISCLOSURE SCHEDULES ...............................................S-1

     SCHEDULE 2(b)         No Conflicts; Consents (Company's)............S-2
     SCHEDULE 2(c)         Subsidiaries..................................S-3
     SCHEDULE 2(d)         Capital Stock of the Company..................S-5
     SCHEDULE 2(e)         SEC Reports and Financial Statements..........S-6
     SCHEDULE 2(f)         Absence of Certain Changes or Events..........S-7
     SCHEDULE 2(g)         Litigation....................................S-8
     SCHEDULE 2(h)         Taxes........................................S-11
     SCHEDULE 2(i)         Benefit Plans................................S-12
     SCHEDULE 2(j)         Employee Relations...........................S-16
     SCHEDULE 2(k)         Certain Contracts and Arrangements...........S-17
     SCHEDULE 2(l)(ii)(A)  Environmental Laws...........................S-18
     SCHEDULE 2(l)(ii)(B)  Environmental Claims.........................S-19
     SCHEDULE 2(l)(ii)(C)  Potential Environmental Claims...............S-20
     SCHEDULE 2(m)         Compliance with Laws.........................S-21
     SCHEDULE 2(s)         Product Warranty.............................S-22
     SCHEDULE 2(t)         Insurance....................................S-23
     SCHEDULE 2(u)(i)      Suppliers....................................S-24
     SCHEDULE 2(u)(ii)     Dealers......................................S-25
     SCHEDULE 2(v)(i)      Owned Real Property..........................S-26
     SCHEDULE 2(v)(ii)     Leased Real Property.........................S-27
     SCHEDULE 2(w)         Intellectual Property........................S-28
     SCHEDULE 2(x)         Affiliated Transactions......................S-29
     SCHEDULE 3(c)         No Conflicts; Consents (Buyer's and
                             Acquisition's).............................S-30
     SCHEDULE 4(b)         Ordinary Conduct.............................S-31






                              Table of Definitions
                              --------------------

Acquisition...........................................................preamble
Acquisition Common Stock..................................................1(h)
Acquisition Proposal......................................................4(c)
Agreement.............................................................preamble
Affected Persons..........................................................2(i)
Affiliated Group..........................................................2(h)
Audit.....................................................................2(h)
Benefit Plans.............................................................2(i)
Board.....................................................................2(a)
Break-Up Fee..............................................................8(c)
Buyer.................................................................preamble
Buyer's and Acquisition's Representatives.................................4(a)
Certificates..............................................................1(k)
Cleanup...................................................................2(l)
Closing...................................................................1(m)
Closing Date..............................................................1(m)
Code......................................................................2(h)
Company...............................................................preamble
Company Balance Sheet.....................................................2(r)
Company Common Stock..................................................preamble
Company Preferred Stock...................................................2(d)
Company SEC Reports.......................................................2(e)
Company's Intellectual Property Rights....................................2(w)
Company Special Meeting...................................................4(d)
Costs.....................................................................5(d)
Delaware Law..........................................................preamble
Dissenting Shares.........................................................1(j)
DOJ.......................................................................6(c)
Effective Time............................................................1(b)
Environmental Claim.......................................................2(l)
Environmental Laws........................................................2(l)
ERISA.....................................................................2(i)
Exchange Act..............................................................2(e)
FTC.......................................................................6(c)
GAAP......................................................................2(e)
Governmental Entity.......................................................2(b)
Hazardous Materials.......................................................2(l)
HSR Act...................................................................2(b)
Indemnifiable Claim.......................................................5(d)
Indemnitees...............................................................5(d)
Intellectual Property Rights..............................................2(w)
IRS.......................................................................2(h)
Leased Real Property......................................................2(v)
Leases....................................................................2(v)
Material Adverse Effect...................................................2(b)
Material Contracts........................................................2(k)
Maximum Amount............................................................5(d)
Merger................................................................preamble
Merger Consideration......................................................1(f)
Merrill Lynch.............................................................2(p)
Option....................................................................1(i)
Option Agreement......................................................preamble
Option Settlement Amount..................................................1(i)
Paying Agent .............................................................1(k)
Payment Fund .............................................................1(k)
Permitted Encumbrances ...................................................2(v)
Pre-Closing Tax Period....................................................2(h)
Real Property.............................................................2(v)
Release...................................................................2(l)
Schedule 14D-9............................................................3(d)
SEC.......................................................................2(b)
Securities Act............................................................2(e)
Shares....................................................................1(f)
Subsidiary................................................................2(c)
Surviving Corporation.....................................................1(a)
Tax or Taxes..............................................................2(h)
Tax Return................................................................2(h)
Treasury Regulations......................................................2(h)
WARN Act..................................................................5(c)


                          AGREEMENT AND PLAN OF MERGER

          AGREEMENT AND PLAN OF MERGER (including the exhibits and schedules attached hereto, the "Agreement"), dated as of August 18, 1998, by and among Alamo Group Inc., a Delaware corporation (the "Company"), WEC Company, a Delaware corporation ("Buyer"), and AGI Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Buyer ("Acquisition").

                              W I T N E S S E T H:
                              -------------------

          WHEREAS, the respective Boards of Directors of Buyer, Acquisition and the Company have each approved the acquisition of the Company by Buyer, through the merger of Acquisition with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "Delaware Law"), whereby each issued and outstanding share of common stock, par value $0.10 per share, of the Company (the "Company Common Stock") (other than shares owned directly or indirectly by Buyer, any wholly-owned subsidiary of Buyer, Acquisition, the Company or any wholly owned Subsidiary (as defined in Section 2(c) hereof) immediately prior to the Effective Time (as defined in
Section 1(b) hereof) and other than Dissenting Shares (as defined in Section 1(i) hereof)) will be converted into the right to receive the Merger Consideration (as defined in Section 1(f)(i) hereof) in accordance with the provisions of Article I of this Agreement;

          WHEREAS, Buyer, Acquisition and certain stockholders have entered into an option agreement, dated as of the date hereof (each, an "Option Agreement"), providing Buyer with an option to purchase certain shares of Company Common Stock and, under certain circumstances, obligating each of the stockholders that are parties thereto to vote for approval of the Merger and this Agreement at the Company Special Meeting (as hereinafter defined);

          NOW, THEREFORE, in consideration of the representations, warranties, covenants, agreements and conditions hereafter set forth, and intending to be legally bound hereby, Buyer, Acquisition and the Company hereby agree as follows:

     ARTICLE I Merger.
               ------

          Section  1 (a)  The  Merger.  Upon  the  terms  and  subject  to the
                          -----------
conditions hereof and in accordance with the relevant provisions of the Delaware Law, at the Effective Time (as defined hereafter) Acquisition and the Company will consummate the Merger, pursuant to which: (i) Acquisition shall be merged with and into the Company; (ii) the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Delaware; and (iii) the separate corporate existence of Acquisition shall cease.

          (b) Effective  Time.  The Merger shall be consummated by filing with
              ---------------
the Secretary of State of the State of Delaware a certificate of merger or such other document or documents as may be permitted or required pursuant to the relevant provisions of the Delaware Law (the time of such filing being the "Effective Time").

          (c)  Effects of the  Merger.  The Merger  shall have the effects set
               ----------------------
forth in Section 259 of the Delaware Law.

          (d)  Certificate of  Incorporation  and By-Laws.  The Certificate of
               ------------------------------------------
Incorporation of the Company at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, and the By-Laws of Acquisition at the Effective Time shall be the By-Laws of the Surviving Corporation, in each case until modified in accordance with applicable law.

          (e)  Directors and Officers.  The  directors of  Acquisition  at the
               ----------------------
Effective Time shall be the directors of the Surviving Corporation until their successors are duly elected and qualified and the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation until replaced in accordance with the By-Laws of the Surviving Corporation.

          (f) Conversion of Shares.
              --------------------

               (i) At the Effective Time, each Share of Company Common Stock then issued and outstanding (the "Shares") (other than Shares owned by the Company, any wholly-owned Subsidiary, Buyer, Acquisition or any wholly owned subsidiary of Buyer and Dissenting Shares as defined in Section 1(j) below) shall, by virtue of the Merger and without any action on the part of the holders thereof, be converted into the right to receive $18.50 net in cash (the "Merger Consideration"), payable to the holder thereof, without interest, upon surrender of the certificate formerly representing such share as provided in Section 1(k) hereof.

               (ii) At the Effective Time, each Share owned by the Company, any wholly-owned Subsidiary, Buyer, Acquisition or any wholly owned subsidiary of Buyer shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and retired and shall cease to exist without any payment therefor.

          (g) Conversion of Acquisition  Common Stock. At the Effective Time, by
              ---------------------------------------
virtue of the Merger and without any action on the part of the holder thereof, each share of common stock, par value $0.01 per share, of Acquisition ("Acquisition Common Stock") issued and outstanding shall be converted into and exchanged for one share of common stock of the Surviving Corporation.

          (h) Warrants and Employee Stock Options. At the Effective Time, each
              -----------------------------------
then outstanding warrant (a "Warrant") to purchase shares of Company Common Stock and each then outstanding option (an "Option") to purchase shares of Company Common Stock heretofore granted under any employee stock option or compensation plan or other arrangement with the Company shall be cancelled and in exchange therefore, the holder thereof shall receive a cash payment from the Company in an amount equal to the amount, if any, by which the Merger Consideration exceeds the per share exercise price of such Warrant or Option, multiplied by the number of shares of Company Common Stock then subject to such Warrant or Option, as the case may be (the "Warrant Settlement Amount" or the "Option Settlement Amount", as the case may be), but subject to all required tax withholdings by the Company. The obligation of the Surviving Corporation to pay the Warrant Settlement Amount or the Option Settlement Amount shall be subject to each holder of an Option or Warrant, as the case may be, executing an agreement acknowledging cancellation of such holder's Option or Warrant and all rights thereunder in exchange for the appropriate Option Settlement Amount or Warrant Settlement Amount.

          (i) Dissenting Shares. Notwithstanding anything in this Agreement to
              -----------------
the contrary, Shares which are issued and outstanding immediately prior to the Effective Time and which are held by a stockholder who has not voted such Shares in favor of the Merger and who is entitled by the Delaware Law to appraisal rights, and who shall have properly demanded in writing appraisal for such Shares in accordance with Section 262 of the Delaware Law (collectively, the "Dissenting Shares"), shall not be converted into the right to receive the Merger Consideration unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost his rights to appraisal and payment under the Delaware Law. Stockholders who have perfected their rights under Section 262 of the Delaware Law shall be entitled to receive payment of the appraised value of such Shares in accordance with
Section 262 of the Delaware Law, except that if any such holder shall have so failed to perfect or shall have effectively withdrawn or lost such right, such holder's Shares shall thereupon be deemed to have been converted into the right to receive, as of the Effective Time, the Merger Consideration without any interest thereon. Prior to the Effective Time, the Company shall not, except with the prior written consent of Buyer, make any payment with respect to, or settle or offer to settle, any such demands.

          (j) Payment for Shares.
              ------------------

               (i) Paying  Agent.  Immediately  prior to the  Effective  Time,
                   -------------
          Buyer shall, pursuant to an agreement with a paying agent (the "Paying Agent"), deposit, or cause to be deposited, with or for the account of the Paying Agent in trust for the benefit of the holders of Shares (other than Shares to be cancelled pursuant to Section 1(f)(ii) and any Dissenting Shares) for exchange through the Paying Agent in accordance with this Section 1, cash in the aggregate amount required to be exchanged for Shares pursuant to Section 1(f) (the "Payment Fund"). The Paying Agent shall, pursuant to irrevocable instructions, deliver the Merger Consideration out of the Payment Fund to holders of Shares in accordance with Section 1(j)(ii) below. The Payment Fund shall not be used for any other purposes. The Paying Agent shall invest funds in the Payment Fund only in short-term securities issued or guaranteed by the United States government or certificates of deposit of commercial banks that have consolidated total assets of not less than $5,000,000,000 and are "well capitalized" within the meaning of the applicable federal bank regulations. Any interest or other income earned on the investment of funds in the Payment Fund shall be for the account of and payable to Buyer.

               (ii) Payment  Procedure.  Promptly  after the  Effective  Time,
                    ------------------
          Buyer will cause the Paying Agent to mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time evidenced outstanding Shares (other than Shares to be cancelled pursuant to Section 1(f)(ii) and any Dissenting Shares) ("Certificates"), (A) a notice of the effectiveness of the Merger,
          (B) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such customary form and have such other provisions as Buyer may specify in accordance with the terms of this Agreement) and (C) instructions to effect the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each Share formerly represented by such Certificate, less any required tax withholdings, and the Certificate so surrendered shall forthwith be cancelled. Until surrendered as contemplated by this Section 1(k), from and after the Effective Time each Certificate shall be deemed to evidence only the right to receive, upon surrender thereof, the Merger Consideration. In no event will interest be paid or accrued on the Merger Consideration payable upon the surrender of Certificates.

               (iii)  Termination  of Payment Fund. Any portion of the Payment
                      ----------------------------
          Fund that remains undistributed to the holders of Shares for six months after the Effective Time shall be delivered to the Surviving Corporation upon demand, and any holders of Certificates who have not theretofore complied with this Section 1 shall thereafter look, subject to Section 1(j)(iv), only to the Surviving Corporation for the Merger Consideration to which they are entitled pursuant to this
          Section 1.

               (iv) Abandoned Property Laws. Neither the Surviving Corporation
                    -----------------------
          nor the Paying Agent shall be liable to any holder of a Certificate for any cash from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to two years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration payable to the holder of such Certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 2(b)) any such Merger Consideration in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

          (k) Stock Transfer  Books. At the Effective Time, the stock transfer
              ---------------------
books of the Company shall be closed, and there shall be no further registration of transfers of Shares thereafter on the records of the Company. After the Effective Time, any Certificates presented to the Paying Agent, or the Surviving Corporation for any reason, shall be cancelled and exchanged for the Merger Consideration as provided hereby.

          (l) Closing.  Upon the terms and subject to the  conditions  hereof,
              -------
the closing of the Merger (the "Closing") shall take place at (i) the offices of Brown & Wood LLP, One World Trade Center, New York, New York 10048 at 10:00 a.m., local time, on November 16, 1998, or (ii) such other place and/or time and/or on such other date as the Company and the Buyer may agree or as may be necessary to permit the fulfillment or waiver of the conditions herein (in
case  of  either   clause  (i)  or  (ii),   the   "Closing   Date").

     ARTICLE II. Representations  and  Warranties  of the Company.  The Company
                 ------------------------------------------------
hereby represents and warrants to Buyer and Acquisition as follows:

          Section 2 (a)  Authority.  The Company has the  corporate  power and
                         ---------
authority to execute this Agreement and consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the performance by the Company of its obligations hereunder, have been duly authorized by the Board of Directors of the Company (the "Board") and, except for adoption of this Agreement by the stockholders of the Company as provided in Section 4(d) hereof, no further corporate action is necessary on the part of the Company. This Agreement has been duly executed and delivered by the Company and, assuming the due execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Company, enforceable against it in accordance with its terms.

          (b) No Conflicts;  Consents.  Except as set forth on Schedule  2(b),
              -----------------------
neither the execution and delivery of this Agreement by the Company nor the consummation of the transactions contemplated hereby will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under any provision of (i) the respective certificates of incorporation or by-laws of the Company or any of its Subsidiaries (as such term is defined in Section 2(c) below), (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement or arrangement to which the Company or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets is bound or (iii) any judgment, order or decree, or statute, law, ordinance, rule or regulation, applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, in each case except for any such conflict, violation, default or right which would not reasonably be expected to have a material adverse effect on the business, assets, financial condition, value, prospects or results of operations of the Company and its Subsidiaries taken as a whole (a "Material Adverse Effect"). No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or other regulatory or self-regulatory body or association (a "Governmental Entity") is required to be obtained or made by the Company or any of its Subsidiaries in connection with the consummation of the transactions contemplated hereby other than (U) the filing of a certificate of merger pursuant to the relevant provisions of Delaware Law, (V) filings with the Securities and Exchange Commission (the "SEC") and the state securities or "blue sky" commission or similar body in each state where such filing may be necessary, (W) compliance with and filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), or other applicable antitrust or competition laws, (X) as set forth on
Schedule 2(b), (Y) as become applicable solely as a result of the specific regulatory status of Buyer or Acquisition and their affiliates and (Z) those the failure of which to make or obtain would not reasonably be expected to have a Material Adverse Effect.

          (c)  Organization  and  Standing.   Each  of  the  Company  and  its
               ---------------------------
Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its Subsidiaries has all requisite corporate power and authority to carry on its respective businesses as presently conducted and to own, lease and operate its respective properties and assets as currently owned, leased and operated, and each is duly qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it, or where the nature of the business conducted by it, make such qualification necessary, except where the failure to so qualify or be in good standing would not reasonably be expected to have a Material Adverse Effect. Each of the Company and its Subsidiaries is in possession of all licenses, permits and authorizations legally necessary for the Company or any of its Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted, except for those which the failure to possess would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect on the Company. The term "Subsidiary" means each corporation or entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by the Company. As of the date hereof, the only direct or indirect subsidiaries of the Company are those set forth on Schedule 2(c) hereto. Except as set forth on Schedule 2(c), neither the Company nor any Subsidiary, directly or indirectly, beneficially owns any equity interest in any Person which is not a Subsidiary of the Company. Schedule 2(c) sets forth a complete and accurate list of all of the issued and outstanding shares of capital stock of each Subsidiary, and except as set forth on Schedule 2(c), all such shares are owned by the Company or another Subsidiary free and clear of all liens, claims, security interests or other encumbrances, and all such shares have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth on Schedule 2(c), there are no (i) outstanding warrants, options, rights, agreements, covertible or exchangeable securities or other commitments (A) pursuant to which any Subsidiary is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of any Subsidiary or the Company or (B) that give any person the right to receive any benefits or rights similar to any rights enjoyed by or accruing to the holders of shares of any Subsidiary or (ii) voting trusts, voting agreements, stockholders agreements or similar arrangements of which any Subsidiary has knowledge.

          (d) Capital Stock of the Company.  The  authorized  capital stock of
              ----------------------------
the Company consists of 20,000,000 shares of Company Common Stock, [9,735,759 shares] of Company Common Stock, constituting the Shares, are duly authorized and validly issued and outstanding, fully paid and nonassessable. Except for the Shares, there are no other shares of capital stock of the Company outstanding. None of the Shares have been issued in violation of, or are subject to, any purchase option, call, right of first refusal or preemptive, subscription or similar right under any provision of applicable law, the Certificate of Incorporation or By-laws of the Company or any agreement, contract or instrument to which the Company is a party or by which any of it or any of its properties or assets is bound. Except as set forth on Schedule 2(d), there are (i) no outstanding warrants, options, rights, agreements, convertible or exchangeable securities or other commitments (other than this Agreement) (A) pursuant to which the Company is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of the Company or any of its Subsidiaries or (B) that give any person the right to receive any benefits or rights similar to any rights enjoyed by or accruing to the holders of Shares of the Company or (ii) voting trusts, voting agreements, stockholders agreements or similar arrangements of which the Company has knowledge.

          (e) SEC Reports  and  Financial  Statements.  Except as set forth on
              ---------------------------------------
Schedule 2(e), each form, report, schedule, registration statement and definitive proxy statement filed by the Company with the SEC since December 31, 1996, which include all the documents (other than preliminary material) that the Company was required to file with the SEC since such date (the "Company SEC Reports"), as of their respective dates, complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports. None of the Company SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed by the Company with the SEC since December 31, 1994 comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles as in effect from time to time in the United States ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q under the Securities Act) and fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended, subject in the case of interim financial statements to normal year-end adjustments and except that the interim financial statements do not contain all of the footnote disclosures required by GAAP. Except as set forth on Schedule 2(e), neither the Company nor any of its Subsidiaries has any liabilities or obligations, whether absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise and whether due or to become due including, without limitation, any earn-out, installment or contingent payment obligation arising out of any acquisition by the Company or any Subsidiary of any interest in any business (or any portion thereof), except (i) as disclosed in the Company SEC Reports filed after December 31, 1997 and prior to the date hereof, (ii) as incurred in connection with the transactions contemplated or as provided by this Agreement, (iii) as incurred after December 31, 1997 in the ordinary course of business and consistent with past practices in manner and amount, or (iv) except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has delivered to Buyer true and complete copies of all agreements and instruments that evidence or otherwise govern the Company's indebtedness set forth on Schedule 2(e) or reflected in the most recent balance sheet included in financial statements contained in the Company SEC Reports.

          (f) Absence of Certain  Changes or Events.  Since December 31, 1997,
              -------------------------------------
except as  contemplated  hereby and except as  disclosed  in the  Company  SEC
Reports filed since December 31, 1997 and prior to the date hereof, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course, consistent with past practice, and there has not occurred or arisen any event or events which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or which would reasonably be expected to prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, except as set forth on
Schedule 2(f) hereto or in the Company SEC Reports through the date hereof, since December 31, 1997, neither the Company nor any Subsidiary has: (i) issued any notes, bonds or other debt securities or any capital stock or other equity securities or any securities convertible, exchangeable or exercisable into any capital stock or other equity securities; (ii) borrowed any amount or incurred or become subject to any material liabilities, except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability, other than liabilities paid in the ordinary course of business; (iv) other than the quarterly dividend declared on July 2, 1998 and paid on August 4, 1998 for the second quarter of the Company's 1998 fiscal year, declared or made any payment or distribution of cash or other property to its stockholders with respect to its capital stock or other equity securities or purchased or redeemed any shares of its capital stock or other equity securities (including, without limitation, any warrants, options or other rights to acquire its capital stock or other equity securities); (v) sold, assigned or transferred any of its material tangible assets, except in the ordinary course of business, (vi) sold, assigned or transferred any patents or patent applications, trademarks, service marks, trade names, corporate names, copyrights or copyright registrations, trade secrets or other intangible assets, or disclosed any proprietary confidential information to any Person (other than in circumstances in which the Company has imposed confidentiality restrictions); (vii) waived any rights entitling the Company to receive consideration in excess of $50,000, whether or not in the ordinary course of business or suffered any loss in excess of $100,000 that would constitute an extraordinary loss under GAAP; (viii) made any commitments for capital expenditures in excess of $400,000 in the aggregate; (ix) made any loans or advances to, guarantees for the benefit of, or any Investments in, any Persons (other than its Subsidiaries) in excess of $200,000 in the aggregate; or (x) entered into any written agreement to do any of the foregoing.

          (g)  Litigation.  Except as disclosed on Schedule 2(g),  there is no
               ----------
suit, action or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to (i) have a Material Adverse Effect or (ii) prevent, delay or burden in any material respect the Company's performance of its obligations under, or consummation of the transactions contemplated by, this Agreement. There is not any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries which has had or would reasonably be expected to have a Material Adverse Effect.

          (h) Taxes.
              -----

               (i) For purposes of this Agreement, (A) "Tax" or "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, property, sales, withholding, social security, occupation, use, service, license, payroll, franchise, transfer and recording taxes, fees and charges, including estimated taxes, imposed by the United States or any other taxing authority (domestic or foreign), whether computed on a separate, consolidated, unitary, combined or any other basis and such term shall include any interest, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to any such taxes, charges, fees, levies or other assessments; (B) "Tax Return" shall mean any return, report or other document or information required to be supplied to a taxing authority in connection with Taxes, including any schedule or attachment thereto;
          (C) "IRS" shall mean the United States Internal Revenue Service; (D) "Treasury Regulations" shall mean the Treasury Regulations promulgated under the Code; (E) "Pre-Closing Tax Period" shall mean all taxable periods ending on or before the Closing Date and the portion ending on the Closing Date of any taxable period that includes (but does not end on) such day; (F) "Audit" shall mean any audit, assessment of Taxes, reassessment of Taxes, or other examination by any taxing authority or any judicial or administrative proceedings or appeal of such proceedings; (G) "Code" shall mean the Internal Revenue Code of 1986, as amended; and (H) "Affiliated Group" shall mean any affiliated group within the meaning of Section 1504 of the Code or any similar group defined under a similar or corresponding provision of state, local or foreign Tax law.

               (ii) The Company and its Subsidiaries are each "C" corporations as defined in the Code.

               (iii) In the last five years, the only jurisdictions where the Company and its Subsidiaries have filed any income Tax Returns are with the Federal government of the United States and with the States of California, [Georgia], Illinois, Iowa, Kansas, Oklahoma, Pennsylvania and Tennessee and in the following foreign jurisdictions: the United Kingdom, France and the Netherlands.

               (iv) Except as set forth on Schedule  2(h), (A) the Company and each of its Subsidiaries have duly filed (taking into account any allowable extensions) with the appropriate Governmental Entities all Tax Returns required to be filed on or prior to the date hereof, and such Tax Returns are true, correct and complete in all material respects, (B) the Company and each of its Subsidiaries have duly paid all Taxes due and owing and the unpaid Taxes of the Company and each of its Subsidiaries have been properly accrued in accordance with GAAP and do not exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth or included in the most recent balance sheet of the Company and each of its Subsidiaries, respectively, (C) there are no liens for Taxes upon the Shares or the assets of the Company or any of its Subsidiaries, except for statutory liens for current Taxes not yet due, (D) the Company and each of its Subsidiaries have complied with all applicable laws, rules and regulations relating to the payment and withholding of Taxes; and have, within the time and the manner prescribed by law, withheld from and paid over to the proper Governmental Entities all amounts required to be so withheld and paid over under applicable laws, (E) no Audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries have received notice of any pending Audits or proceedings, (F) there are no outstanding written requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against the Company or any of its Subsidiaries, (G) neither the Company nor any of its Subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes, and (H) no power of attorney has been executed by the Company or any of its Subsidiaries with respect to any matter relating to Taxes which is currently in force, (I) neither the Company nor any of its Subsidiaries has been a member of an Affiliated Group (other than one of which the Company was the common parent) or filed or been included in a combined, consolidated or unitary Tax Return, other than one filed by the Company, (J) neither the Company nor any of its Subsidiaries is liable for any unpaid Taxes of an Affiliated Group of which it was a member prior to the Closing Date, (K) neither the Company nor any of its Subsidiaries has made any payments, and is not and will not become obligated to make any payments, that will be non-deductible under Section 280G of the Code (or any corresponding provision of state, local or foreign Tax law),
          (L) neither Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of (1) any change in method of accounting for a taxable period ending on or prior to the Closing Date, (2) any closing agreement described in Section 7121 of the Code (or any corresponding provision of state, local or foreign income Tax law), (3) any deferred intercompany gain or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision or administrative rule of federal, state, local or foreign Tax law) arising prior to the Closing Date, or (4) any installment sale made prior to the Closing Date, and (M) no claim has ever been made by a taxing authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries, as the case may be, is or may be subject to Taxes assessed by such jurisdiction

          (i)  Benefit  Plans.  Set forth on  Schedule  2(i) is a list of each
               --------------
bonus, deferred compensation, pension, profit-sharing, retirement, stock purchase or stock option, hospitalization or other medical, life or other insurance plan relating to the Company's and its Subsidiaries' businesses, including any policy, plan, program or agreement that provides for the payment of severance benefits, salary continuation, salary in lieu of notice or similar benefits (collectively, the "Benefit Plans"), maintained, sponsored or obligated to be contributed to by the Company or its Subsidiaries or under which the Company or its Subsidiaries has any present or future material obligations or material liability on behalf of the Company's or its
Subsidiaries' employees or former employees or their dependents or beneficiaries (collectively, the "Affected Persons"). To the knowledge of the Company, the Benefit Plans that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Company are in compliance with the presently applicable provisions of ERISA and the Code and any other applicable law, in all material respects. For purposes of this paragraph 2(i), Subsidiaries shall include any entity that together with the Company is treated as a single employer for purposes of Section 414 of the Code.

          All contributions made or required to be made under any Benefit Plan meet the requirements for deductibility under the Code, and all contributions that are required but have not been made as of the date hereof and as of the Closing Date have been properly recorded on the books of the Company or its Subsidiaries, as the case may be, to the extent required under GAAP.

          No Benefit Plan is a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA, and no Benefit Plan is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA. No event has occurred with respect to the Company or any of its Subsidiaries in connection with which the Company or any of its Subsidiaries could be subject to any material liability or lien with respect to any Benefit Plan under ERISA, the Code or any other applicable law.

          Except as described in Schedule 2(i), neither the Company nor any of its Subsidiaries is or will be obligated under any circumstance to pay any separation, severance, termination or similar benefit as a result of any transaction contemplated by this Agreement, solely as a result of a change in control or ownership within the meaning of Section 280G of the Code, or for any other reason.

          Except as described in Schedule 2(i), neither the Company nor any Subsidiary has any obligation or otherwise to provide health or life insurance benefits to former employees of the Company or Subsidiary or any other person, except as specifically required by Part 6 of Subtitle B of Title I or ERISA.

          With respect to each Benefit Plan, the Company has provided the Buyer with true, complete and correct copies of (to the extent applicable) (i) all documents pursuant to which the most recent annual report (Form 5500 series) filed with the IRS (with applicable attachments), (ii) the most recent financial statement, (iii) the most recent summary plan description provided to participants, and (iv) the most recent determination letter received from the IRS. There are no pending or threatened actions, suits, investigations or claims with respect to any Benefit Plan (other than routine claims for benefits).

          (j) Employee Relations. Except as set forth on Schedule 2(j), (i) no
              ------------------

employee related complaint, inquiry or investigation against the Company or any Subsidiary is pending before the National Labor Relations Board; (ii) there is no labor strike, dispute, slowdown or stoppage pending or, to the best of the Company's knowledge, threatened against or involving the Company or any Subsidiary of the Company; (iii) no employee grievance which would reasonably be expected to have a Material Adverse Effect is pending and no claim therefor has been asserted; (iv) no collective bargaining agreement is currently being negotiated by the Company or any Subsidiary of the Company and no union organizing or decertification efforts are underway or threatened; and
(v) neither the Company nor any Subsidiary of the Company has experienced any material labor dispute during the last three years. Any notice required under any law or collective bargaining agreement has been given, and all bargaining obligations with any employee representative have been satisfied. Neither the Company nor any of its Subsidiaries has implemented any plant closing or mass layoff of employees as those terms are defined in the Worker Adjustment Retraining and Notification Act of 1988 ("Warn Act"), 29 U.S.C. Section 2101 et seq. as amended, or any similar state or local law or regulation, and no ------ layoffs that could implicate such laws or regulations will be implemented before Closing without advance notification to Buyer.

          (k) Certain  Contracts  and  Arrangements.  Schedule 2(k) lists each
              -------------------------------------
contract which is required by its terms to result in the payment or receipt by the Company or any of its Subsidiaries of more than $100,000 per year or $250,000 in the aggregate over the term of the contract (collectively, "Material Contracts"), to which the Company or any of its Subsidiaries is a party, except for contracts which have been filed and are publicly available prior to the date of this Agreement as exhibits to any Company SEC Report. Except as set forth in Schedule 2(k), each Material Contract by which the Company or any of its Subsidiaries is bound is in full force and effect and is a legal, valid and binding obligation of the Company or Subsidiary which is party thereto, enforceable against such party, subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium (whether general or specific) and similar law as relating to creditors' rights generally, and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law), as of the date hereof, and neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any other party thereto, is in breach of, or default under, any such Material Contract or agreement, and no event has occurred that with notice or passage of time or both would constitute such a breach or default thereunder by the Company or any of its Subsidiaries, or, to the knowledge of the Company, any other party thereto, except for such failures to be in full force and effect and such breaches and defaults which, in the aggregate, would not reasonably be expected to have a Material Adverse Effect.


          (l) Environmental Matters.
              ---------------------

               (i) (A) "Cleanup"  means all actions  required to: (1) cleanup, remove, treat or remediate Hazardous Materials (as defined hereafter) in the indoor or outdoor environment; (2) prevent the Release (as defined hereafter) of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (3) perform preremedial studies and investigations and postremedial monitoring and care; or (4) respond to any governmental requests for information or documents in any way relating to cleanup, removal, treatment or remediation or potential cleanup, removal, treatment or remediation of Hazardous Materials in the indoor or outdoor environment.

               (B) "Environmental Claim" means any claim, action, cause of action, investigation or written notice by any Person alleging potential liability (including, without limitation, potential liability for investigatory costs, Cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (1) the presence or Release of any Hazardous Materials at any location, whether or not owned or operated by the Company or any of its Subsidiaries or (2) circumstances forming the basis of any violation of any Environmental Law (as defined hereafter).

               (C) "Environmental Laws" means all federal, state, local and foreign laws and regulations, including principles of common law nuisance, relating to worker health and safety, pollution or protection of the environment, including, without limitation, laws relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, transport or handling of Hazardous Materials.

               (D) "Hazardous Materials" means all materials, substances or wastes with respect to which liabilities or standards of conduct are imposed, or which are regulated under, any Environmental Law.

               (E) "Release" means any release, spill or emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

               (ii) (A) Except as set forth in Schedule 2(l)(ii)(A), the Company and its Subsidiaries have complied in all material respects and are in compliance in all material respects with all applicable Environmental Laws (which compliance includes, but is not limited to, the possession by the Company and its Subsidiaries of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof). Except as set forth in Schedule 2(l)(ii)(A), since January 1, 1996 and prior to the date of this Agreement, neither the Company nor any of its Subsidiaries has received any communication (written or oral), whether from a Governmental Entity, citizens, group, employee or otherwise, alleging that the Company or any of its Subsidiaries is not in such compliance.

               (B) Except as set forth in Schedule 2(l)(ii)(B), there is no Environmental Claim pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or, to the knowledge of the Company, against any Person whose material liability for any Environmental Claim the Company or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law.

               (C) Except as set forth in Schedule 2(l)(ii)(C), with respect to each parcel of Owned Real Property there are no present or, for the period prior to the date hereof during which the Company or any Subsidiary was the owner of such parcel of Owned Real Property, past actions, activities, circumstances, conditions, events or incidents or, to the knowledge of the Company, at any time prior to the Company's or a Subsidiary's ownership of such parcel of Owned Real Property, past actions, activities, circumstances, conditions, events or incidents, including, without limitation, the Release or presence of any Hazardous Material, that could form the basis of any Environmental Claim against the Company or any of its Subsidiaries or, to the knowledge of the Company, against any person whose material liability for any Environmental Claim the Company or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law.

               (D) The Company  agrees to  cooperate  with Buyer to effect the transfers of or otherwise obtain any permits or other governmental authorizations under Environmental Laws that will be required to permit Buyer to conduct the business as conducted by the Company and
          its  Subsidiaries   immediately  prior  to  the  Closing  Date.

          (m) Compliance with Laws.  Except as set forth on Schedule 2(m), the
              --------------------
Company and its Subsidiaries have complied with and are currently in compliance with all statutes, laws, regulations and ordinances applicable to the conduct of their businesses, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect and no suit, action, investigation, proceeding, claim or notice has been filed or commenced (or to the knowledge of the Company is threatened) alleging any failure to so comply; it being understood that nothing in this representation addresses any compliance issue that is related to any Environmental Law.

          (n) Takeover Statutes. No "fair price," "moratorium," "control share
              -----------------
acquisition" or other similar antitakeover statute or regulation enacted under state or federal laws in the United States applicable to the Company is applicable to the Merger (including, without limitation, Section 203 of the Delaware Law).

          (o)  Vote  Required.  The  affirmative  vote  of a  majority  of the
               --------------
outstanding Shares is the only vote of holders of capital stock of the Company required to adopt this Agreement.

          (p) Opinion of  Financial  Advisors.  The Company has  received  the
              -------------------------------
opinion or advice of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") on August 18, 1998 to the effect that, as of such date, the consideration to be received by holders of shares of Company Common Stock (other than Buyer or any affiliate thereof) pursuant to the Merger is fair from a financial point of view to such holders.

          (q) Brokers,  Finders, etc. Except as set forth in the Merrill Lynch
              ----------------------
Engagement Letter dated February 23, 1998, a true and correct copy of which was provided to Buyer prior to the date hereof, the Company is not subject to any valid claim of any broker, investment banker, finder or other intermediary in connection with the transactions contemplated by this Agreement.

          (r) Tangible  Property.  The Company and its Subsidiaries  have good
              ------------------
title to, or a valid leasehold interest in, the tangible personal properties and assets used by them or shown on the most recent balance sheet of the Company included in the Company SEC Reports (the "Company Balance Sheet") or acquired after the date thereof (except those sold or otherwise disposed of for fair value since March 30, 1998 in the ordinary course of business), which are free and clear of any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (i) mechanic's, materialmen's and similar liens arising or incurred in the ordinary course of business, (ii) purchase money liens and encumbrances identified and reflected on the Company Balance Sheet, and (iii) mortgages, pledges, liens, encumbrances, charges or other security interests that do not, individually or in the aggregate, materially adversely affect the current use of such property or asset.

          (s)  Product  Warranty.  Except as set forth in Schedule  2(s),  all
               -----------------
products manufactured, distributed or sold by the Company and its Subsidiaries prior to the Closing Date with respect to which any contractual warranty period has not expired have been manufactured, distributed or sold, as applicable, in conformity in all material respects with all applicable contractual commitments and all express or implied warranties.

          (t)  Insurance.  Schedule  2(t) sets forth an accurate  and complete
               ---------
list of each insurance policy to which the Company or any of its Subsidiaries is a party, a named insured or otherwise the beneficiary of coverage. All of such insurance policies are legal, valid, binding and enforceable and in full force and effect and the Company and its Subsidiaries are not in breach or default with respect to their obligations under such insurance policies.

          (u) Suppliers and Dealers.  Schedule 2(u)(i) lists the Company's and
              ---------------------
its Subsidiaries' 25 largest vendors by the Company's consolidated purchase volume for the fiscal year ended December 31, 1997 and the six-months ended June 30, 1998. Neither the Company nor any Subsidiary has received any notice that any such vendor intends to terminate or materially reduce its business with the Company and its Subsidiaries and except as set forth on Schedule 2(u)(i), no such vendor has terminated or materially reduced its business with the Company and its Subsidiaries since January 1, 1997. Schedule 2(u)(ii) lists the Company's and its Subsidiaries' 25 largest dealers by the Company's consolidated sales volume for the fiscal year ended December 31, 1997 and the six-months ended June 30, 1998. Neither the Company nor any Subsidiary has received any notice that any such dealer intends to terminate or materially reduce its business with the Company and its Subsidiaries since January 1, 1997. Schedule 2(u)(ii) contains correct and complete current forms of standard dealer agreements for the Company and each of its Subsidiaries.

          (v) Real Property.
              -------------

               (i) Owned Real Property. Schedule 2(v)(i) sets forth a true and
                   -------------------
          complete list of each Owned Real Property. The Company has delivered to Buyer a true and complete copy of all existing title insurance policies and surveys for each Owned Real Property. Except as set forth in Schedule 2(v)(i), with respect to each parcel of Owned Real
          Property: (A) the Company or a Subsidiary (as the case may be) has good and marketable fee simple title to such parcel, which shall be free and clear of all liens and encumbrances as of the Closing Date, except for Permitted Encumbrances; (B) there are no leases, subleases, licenses, concessions or other agreements granting to any person the right to use or occupy such parcel or any portion thereof; (C) other than the right of Buyer pursuant to this Agreement, there are no outstanding options, rights of first offer or rights of first refusal to purchase such parcel or any portion thereof or interest therein; and (D) neither the Company nor any Subsidiary is a party to purchase any additional real property. The term "Owned Real Property" means all land and other buildings, fixtures and other improvements located thereon, and all easements and other rights with respect thereto, owned by the Company or any Subsidiary.

                  The term "Permitted Encumbrances" means with respect to each parcel of Real Property: (a) liens for current taxes or other governmental assessments, fees or other charges not yet due and payable, or the amount or validity of which is being contested by Seller in good faith by appropriate proceedings; (b) mechanics and similar liens arising or incurred in the ordinary course of business and which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; (c) zoning, building and other land use and similar laws or regulations imposed by any governmental authority having jurisdiction over such parcel which are not violated by the current use of such parcel in the operation of the Company's business; (d) easements, covenants, conditions, restrictions and other similar title matters affecting title to such parcel which would not materially impair the use of such parcel in the operation of the Company's business; and (e) survey defects to the extent that such defects would not materially impair the use of such parcel in the operation of the Company's business.

               (ii) Leased Real Property.  Schedule 2(v)(ii) sets forth a true
                    --------------------
          and complete list of all leases and sub-leases of the Company (the "Leases") for each Leased Real Property. The Company has delivered to Buyer a true and complete copy of each written lease (including all amendments, extensions, renewals, guarantees and other documents with respect thereto). Except as set forth in Schedule 2(v)(ii), with respect to each of the Leases: (A) the Lease is in full force and effect and is the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium (whether general or specific) and similar laws relating to creditors' rights generally, and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law));
          (B) the Merger will not result in a breach of or default under the Lease, (C) the Company or Subsidiary (as the case may be) is not in breach or default under the Lease, and no event has occurred or circumstance exists which, with the delivery of notice, passage of time or both, would constitute such a breach or default under the Lease, other than any such breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have Material Adverse Effect; and (D) the Company or any Subsidiary (as the case may be) has not assigned, subleased, mortgaged, deeded in trust or otherwise transferred or encumbered the Lease or any interest therein. The term "Leased Real Property" means all land, buildings, and other real property which the Company or any Subsidiary has the right to use or occupy pursuant to any leasehold, subleasehold, license, concession or other similar real property interest held by the Company or such Subsidiary.

               (iii)  Real  Property  Used in The  Business.  The  Owned  Real
                      -------------------------------------
          Property, Leased Real Property and Leasehold Improvements (collectively, the "Real Property") include all of the real property used by the Company in the operation of the Business.

               (iv) Condemnation. There are no condemnation,  expropriation or
                    ------------
          other eminent domain proceedings, pending or, to the knowledge of the Company, threatened, affecting any Real Property or any portion thereof.

          (w) Intellectual  Property.  The term "Intellectual Property Rights"
              ----------------------
shall mean all of the following: (i) patents, patent applications, patent disclosures and inventions; (ii) trademarks, service marks, trade dress, trade names and corporate names and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; (v) trade secrets, confidential information and know-how; and
(vi) computer software.

          Schedule 2(w) sets forth a complete and correct list of all of the following that are owned or used by the Company or any of its Subsidiaries:
(X) patented or registered Intellectual Property Rights and pending patent applications or other applications for registrations of Intellectual Property Rights; (Y) computer software (other than commercially available software purchased or licensed by the Company or any Subsidiary for a cost less than $10,000); and (Z) all other material Intellectual Property Rights (including but not limited to unregistered trademarks, but excluding copyrights).
Schedule 2(w) also sets forth a complete and correct list of all licenses or similar agreements covering Intellectual Property Rights to which the Company or any of its Subsidiaries are a party and the Company has provided to Buyer a complete and correct copy of each such license or similar agreements.

          Except as set forth on Schedule 2(w): (u) the Company and its Subsidiaries own and possess all right, title and interest in and to, or have a valid and enforceable right to use, free and clear of all liens, licenses, security interests, encumbrances or any other restrictions (including but not limited to any injunction, judgment, order, decree or ruling issued by a Governmental Entity), all of the Intellectual Property Rights set forth on
Schedule 2(w) (collectively,  the "Company's  Intellectual  Property Rights");
(v) no claim by any third party contesting the validity, enforceability, use or ownership of any of the Company's Intellectual Property Rights has been made, is currently outstanding or, to the knowledge of the Company, is threatened other than such claims that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company; (w) no loss or expiration of any of the Company's Intellectual Property Rights is pending or, to the knowledge of the Company, threatened or reasonably foreseeable, except for patents expiring at the end of their statutory terms (and not as a result of any act or omission by the Company or any of its Subsidiaries); (x) to the knowledge of the Company, no third party has infringed or misappropriated any of the Company's Intellectual Property Rights; (y) neither the Company nor any of its subsidiaries (i) to the knowledge of the Company, has infringed, misappropriated or otherwise conflicted with, and the operation of their respective businesses does not infringe, misappropriate or otherwise conflict with, any Intellectual Property Rights of any third party, (ii) has received any notices regarding any of the foregoing (including but not limited to any demand to license any Intellectual Property Rights) (z) neither the Company nor any of its Subsidiaries has agreed to indemnify any third party for or against any interference, infringement, misappropriation or other conflict with respect to any Intellectual Property Rights; and (aa) the Closing of the Merger will not adversely affect the Company's ability to use the Company's Intellectual Property Rights on substantially the same basis as the Company and its
Subsidiaries owned or used the Company's Intellectual Property Rights immediately prior to the Closing.

          (x) Affiliated Transactions. Set forth in Schedule 2(x) is a list of
              -----------------------
all arrangements, agreements and contracts entered into by the Company or any of its Subsidiaries with any Person who is an officer, director or affiliate (as defined in Section 11(e) hereof) of the Company or any of its Subsidiaries, any relative of any of the foregoing or any entity of which any of the foregoing is an affiliate. Correct and complete copies of such documents have previously been made available to Buyer.

          (y) Contributions.  Neither the Company, nor any director or officer
              -------------
of the Company, has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity or made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds. Neither the Company, nor any director or officer of the Company, has, in the course of his actions for, or on behalf of, the Company violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, or unlawful rebate, payoff, influence payment, kickback or other unlawful payment.

          (z)  Proxy  Statement.  The  information  (other  than  any  and all
               ----------------
information supplied or to be supplied by Buyer or its affiliates for inclusion or incorporation by reference in the proxy statement referred to hereinafter) set forth in the proxy statement to be distributed in connection with the Company Special Meeting (as hereinafter defined) to vote upon this Agreement (together with all amendments and supplements thereto, the "Proxy Statement") will not at the date mailed to stockholders contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (aa)  No  Other  Representations  or  Warranties.   Except  for  the
                ------------------------------------------
representations and warranties contained in this Section 2, neither the Company nor any other person makes any other express or implied representation or warranty on behalf of the Company.

     ARTICLE  III.  Representations  and  Warranties  of  the  Buyer  and
                    -----------------------------------------------------
Acquisition.   The  Buyer  and  Acquisition  hereby,  jointly  and  severally,
-----------
represent and warrant to the Company as follows:

          Section 3 (a) Organization  and Standing.  The Buyer and Acquisition
                        --------------------------
are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware.

          (b)  Authority.   The  Buyer  and  Acquisition  have  all  requisite
               ---------
corporate power and authority to execute this Agreement and consummate the transactions contemplated hereby. The execution and delivery of the Agreement and the performance by the Buyer and Acquisition of their respective obligations hereunder have been duly authorized by all necessary action on the part of each of Buyer and Acquisition. This Agreement has been duly executed and delivered by each of the Buyer and Acquisition and, assuming the due execution and delivery hereof by the other parties hereto, constitutes a valid and binding obligation of each of the Buyer and Acquisition, enforceable against each of the Buyer and Acquisition in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium (whether general or specific) and similar laws relating to creditors' rights generally, and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law)).

          (c) No Conflicts;  Consents.  Except as set forth on Schedule  3(c),
              -----------------------
neither the execution and delivery of this Agreement by Buyer and Acquisition, nor the consummation of the transactions contemplated hereby will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under any provision of (i) the respective certificate of incorporation or by-laws of the Buyer or Acquisition, (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement or arrangement to which the Buyer or Acquisition is a party or by which any of them or any of their respective properties or assets is bound or (iii) any material judgment, order or decree, or statute, law, ordinance, rule or regulation, applicable to the Buyer or Acquisition or any of their respective properties or assets, in each case except for any such conflict, violation, default or right which would not reasonably be expected to have a material adverse effect on the business, assets, financial condition, or results of operations of the Buyer and its subsidiaries (including Acquisition) taken as a whole. No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by the Buyer or Acquisition or in connection with the consummation of the transactions contemplated hereby other than (U) Uniform Commercial Code filings, recordations and other filings required in connection with the granting of security interests, (V) the filing of a certificate of merger or such other document or documents as permitted pursuant to the relevant provisions of Delaware Law, (W) filings with the SEC and the state securities or "blue sky" commission or similar body in each state where such filing may be necessary, (X) compliance with and filings under the HSR Act and other applicable antitrust and competition laws, (Y) as set forth on Schedule 3(c) and (Z) for those the failure of which to make or obtain would effect the ability of the Buyer or Acquisition to consummate the transactions contemplated hereby.

          (d) Information Supplied. The information supplied or to be supplied
              --------------------
by Buyer or its affiliates for inclusion or incorporation by reference in the Proxy Statement distributed in connection with the Company Special Meeting to vote upon this Agreement, will not at the date mailed to stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (e)  Financial  Ability  to  Perform.  Buyer  and  Acquisition  have
               -------------------------------
delivered to the Company a true and complete copy of the letters obtained by Buyer and Acquisition from Credit Suisse First Boston to provide debt financing for the transactions contemplated hereby. Madison Dearborn Capital Partners II, L.P. has agreed with Buyer to provide $58,500,000 of equity financing for the transactions contemplated hereby.

          (f) Surviving Corporation after the Merger. At and immediately after
              --------------------------------------
the Effective Time, (after giving effect to the Merger and any changes in the Surviving Corporation's assets and liabilities as a result thereof), the Surviving Corporation will have adequate working capital and will not (i) be insolvent (either because its financial condition is such that the sum of its debts is greater than the fair value of its assets or because the present fair saleable value of its assets will be less than the amount required to pay its probable liabilities on its debts as they mature), (ii) have unreasonably small capital with which to engage in its business or (iii) have incurred or plan to incur debts beyond its ability to pay as they mature.

          (g) Brokers, Finders, etc. Except for Credit Suisse First Boston and
              ---------------------
Madison Dearborn Partners, Inc., the Buyer is not subject to any valid claim of any broker, investment banker, finder or other intermediary in connection with the transactions contemplated by this Agreement.

          (h) Acquisition's Operations.  Acquisition was formed solely for the
              ------------------------
purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business activities other than in connection with the transactions contemplated hereby.

          (i)  No  Shares  Owned.  As  of  the  date  hereof,  neither  Buyer,
               -----------------
Acquisition or any of their affiliates owns any Shares.

          (j)  No  Other   Representations  or  Warranties.   Except  for  the
               -------------------------------------------
representations and warranties contained in this Section 3, neither Buyer, Acquisition nor any other person makes any other express or implied representation or warranty on behalf of Buyer or Acquisition.

     ARTICLE IV.  Covenants of the Company.  The Company  covenants and agrees
                  ------------------------
with the Buyer and Acquisition as follows:

          Section 4 (a) Access.  Upon reasonable  advance notice,  between the
                        ------
date hereof and the Effective Time, the Company shall (i) give Buyer and Acquisition and their counsel, financial advisors, financing sources and their respective counsel, auditors and other authorized representatives (collectively, "Buyer's and Acquisition's Representatives") reasonable access (as defined hereafter) during normal business hours to the offices, properties, books and records of the Company and its Subsidiaries, (ii) furnish to Buyer's and Acquisition's Representatives such financial, legal, technical, personnel and operating data and other information as such Persons may reasonably request and (iii) instruct the Company's employees, counsel, auditors and financial advisors to cooperate with Buyer and Acquisition in their preparation of any rating agency presentation materials, private placement prospectus or offering memorandum, syndication book or similar marketing materials ("Financing Materials") in connection with a high yield capital markets transaction to sell securities of Buyer (or its subsidiaries) or obtain a leveraged bank credit facility to finance the Merger Consideration and in their investigation of the business of the Company and its Subsidiaries, including by furnishing copies of data or information pertaining to the business of the Company and its Subsidiaries for purposes of due diligence or for inclusion in any Financing Materials in connection with a high yield capital markets transaction to sell securities of Buyer (or its subsidiaries) or obtain a leveraged bank credit facility to finance the Merger Consideration; provided that all requests for information, to visit plants or
                -------- ----
facilities or to interview the Company's employees or agents should be directed to and coordinated with the chief financial officer of the Company or such person or persons as he shall designate; and provided further that any
                                                    --------  -------
information and documents received by Buyer, Acquisition or Buyer's and Acquisition's Representatives (whether furnished before or after the date of this Agreement) shall be held in strict confidence in accordance with Section 5(a) hereof, it being understood that the Company shall not unreasonably withhold its consent for Buyer or Acquisition to use in presentations or include in its Financing Materials information that is customarily used or disclosed in Financing Materials used in the placement of high yield capital markets offerings and the syndication of leveraged bank credit facilities. Notwithstanding anything to the contrary in this Agreement, neither the Company nor any of its Subsidiaries shall be required to disclose any information to Buyer, Acquisition or Buyer's and Acquisition's Representatives if doing so would violate any agreement, law, rule or regulation to which the Company or any of its Subsidiaries is a party or to which the Company or any of its Subsidiaries is subject (it being understood that the Company shall notify the Buyer of any such restriction). The Company shall, at the expense of Buyer, obtain such comfort letters, surveys and title policies as Buyer may request in connection with its efforts to sell securities of Buyer or obtain a credit facility to finance the Merger Consideration.

          (b) Ordinary Conduct.  Except as otherwise permitted by the terms of
              ----------------
this Agreement, from the date hereof to the Closing, the Company and its Subsidiaries shall conduct their respective businesses in the ordinary course in substantially the same manner as presently conducted and shall make all reasonable best efforts consistent with past practices to preserve its relationships with customers, suppliers and others with whom such entity deals, perform and enforce their respective agreements and obligations, maintain all of their respective physical properties in good repair and operating condition, subject only to ordinary wear and tear, in each case in accordance with past practices, and continue capital expenditure programs as heretofore disclosed to Buyer in all material respects. Except as set forth on
Schedule 4(b) or otherwise permitted by the terms of this Agreement, from the date hereof until the Closing, neither the Company nor any of its Subsidiaries shall do any of the following without the written consent of the Buyer (which consent will not be unreasonably withheld):

               (i) amend their certificate of incorporation or by-laws or similar documents;

               (ii) declare or pay any dividend or make any other distribution to their stockholders whether or not upon or in respect of any shares of their capital stock other than regular quarterly dividends not to exceed $0.11 per share of Common Stock for any quarter;

               (iii) redeem or otherwise acquire any shares of their capital stock or issue any capital stock or any option, warrant or right relating thereto or any securities convertible into or exchangeable for any shares of capital stock;

               (iv) acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets that are material, individually or in the aggregate, to the Company and its Subsidiaries taken as a whole;

               (v) sell, lease, mortgage, pledge or create or permit to be created any security interest or other encumbrance on, or otherwise dispose of, any of its material assets, other than in the ordinary course of business or as contemplated by the capital expenditure programs referred to herein;

               (vi) enter into, or amend, modify or supplement in a manner materially adverse to the Company, any agreement, contract or other arrangement (or series of related agreements, contracts or other arrangements) to which the Company or its Subsidiaries is a party or by which they or any of their properties or assets are bound which has an aggregate future liability or receivable to or from any person in excess of $300,000 or is not terminable by the Company or one of its Subsidiaries, as the case may be, by notice of not more than 60 days for an aggregate cost of less than $100,000; or

               (vii) incur any obligation to make any payments that become due as a result of a change in control of the Company or, other than in the ordinary course of business, incur any indebtedness or other obligations or liabilities;

               (viii) enter into any employment agreements in the United States, enter into new severance agreements, retention, bonus or similar agreements or amend any plans or increase the rates of compensation payable or to become payable to any officer, employee, agent or consultant of the Company or any of its Subsidiaries, except as required by law or except in accordance with existing compensation policies or the existing terms of contracts entered into prior to the date of this Agreement, which policies and contracts are set forth on Schedule 4(b)(viii);

               (ix) change any accounting or Tax principle or practice of the Company, including but not limited to any change in the nature or method of calculation of any reserve of any kind, except as may be required by GAAP or by law;

               (x) accelerate the collection of accounts receivables or delay the payment of payables or other liabilities as compared to past practice or fail to maintain inventory in the ordinary course of business consistent with past practice;

               (xi) enter into any amendments, extensions or other modifications with respect to any of the Leases that would result in the assumption of any material additional liability by, or that would be reasonably expected to have a Material Adverse Effect on the operation of, the Company or its Subsidiaries; provided, that, in the case of any extension, the Company shall consult with Buyer in advance of such extension (it being understood that Buyer's consent is not required in connection with any such extension);

               (xii) effect any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares or any stock dividend on the Company Common Stock;

               (xiii) make any loans to employees in excess of $1,000 individually and $50,000 in the aggregate; or

                (xiv) agree, whether in writing or otherwise, to do any of the foregoing.

          (c) Other Transactions. (i) Prior to the Effective Time, neither the
              ------------------
Company nor any Subsidiary (whether directly or indirectly through its officers, directors, employees, investment bankers, attorneys, accountants, advisors, agents or other intermediaries) may: (A) solicit, initiate or encourage, directly or indirectly, any inquiries with respect to, or the making or implementation of any Acquisition Proposal (as hereafter defined) or
(B) engage in discussions or negotiations (other than to disclose the terms of this Section 4(c) of this Agreement) with, or disclose any nonpublic information relating to the Company or its Subsidiaries or afford access to employees, auditors, agents, properties, books or records of the Company or its Subsidiaries to, any Person that has made, or has indicated its interest in making, an Acquisition Proposal or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that, subject to compliance with Section 8(c)(ii), the Board shall be entitled, notwithstanding anything to the contrary in this Agreement, to furnish information to or enter into discussions or negotiations with any person or entity that makes an unsolicited Acquisition Proposal, commencing three business days after delivery of a written notice to Buyer that it intends to furnish such information or enter into such discussions or negotiations (a "Determination Notice") if the Board has determined in good faith (the "Determination") by the date on which the Determination Notice is given (A) after consultation with and based upon the advice of a nationally recognized investment banking firm, that the Acquisition Proposal represents a financially superior transaction for the stockholders of the Company when compared to the Merger, (B) that such Acquisition Proposal is reasonably capable of being consummated in a timely manner and for which financing is reasonably likely to be available, (C) that the approval and adoption of this Agreement by holders of Common Stock is not likely to be obtained due to such pending Acquisition Proposal, and (D) after consultation with outside legal counsel, that failure to provide such information or enter into such discussions or negotiations would present a reasonably substantial risk of a breach of the fiduciary duties of the Board under applicable law; and provided
                                                                      --------
further that, subject to Section 4(c)(ii) and upon the payment to Buyer of the
-------
amount required by Section 8(c)(i) and termination of this Agreement pursuant to Section 8(a)(iv), the Board shall be entitled to cause the Company to enter into any agreements regarding such Acquisition Proposal (a "Company Acquisition Agreement"). The Company shall promptly notify Buyer and Acquisition if any information is requested from it or any negotiations or discussions are sought to be initiated with the Company and shall promptly communicate to Buyer and Acquisition the terms of any Acquisition Proposal or related inquiry and the identity of the party making such Acquisition Proposal or related inquiry which it may receive in respect of any such transaction, including, in the case of written proposals or inquiries, furnishing Buyer and Acquisition with a copy of such written proposal or inquiry. For purposes of this Agreement, "Acquisition Proposal" means any offer or proposal for a merger, consolidation, recapitalization, liquidation or other business combination involving the Company or any of its Subsidiaries or the acquisition or purchase of 50% or more of any class of equity securities of the Company or any of its Subsidiaries, or any tender offer (including self tenders) or exchange offer that if consummated would result in any person or entity (other than an affiliate of Buyer) beneficially owning 50% or more of any class of equity securities of the Company or any of its Subsidiaries, or a substantial portion of the assets of, the Company or any of its Subsidiaries, other than the Merger. However, nothing contained in this Section 4(c) shall prohibit the Company or the Board from taking and publicly disclosing to the Company's stockholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or other applicable law or from making any public disclosure required under its fiduciary duties.

               (ii) Prior to recommending an Acquisition Proposal or entering into a Company Acquisition Agreement or withdrawing, amending or modifying its recommendation of this Agreement and the Merger (it being understood that the Company taking no position or remaining neutral with respect to a tender or exchange offer from a third party (a "Neutral Statement"), or making a recommendation in favor of such a tender or exchange offer, in a filing made pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act shall constitute an adverse modification of its approval or recommendation of the Merger, unless, in the case of a Neutral Statement only, contemporaneously with the filing of such Neutral Statement the Company publicly confirms that it continues to recommend approval of the Merger and continues to actively support the Merger thereafter), the Company shall (A) notify Buyer in writing that it intends to approve, recommend or accept such an Acquisition Agreement or withdraw, amend or modify its recommendation of the Merger, and (B) attach the most current version of any such Acquisition Proposal or Company Acquisition Agreement to such notice. Buyer shall have the opportunity, within three business days after receipt of the Company's written notification of its intention to accept such Acquisition Proposal or to enter into such Company Acquisition Agreement or to withdraw, amend or modify its recommendation of the Merger, to make an offer relating to the acquisition of the Company (a "Counter Offer"). Unless the Board of Directors of the Company determines, in good faith after consultation with its outside legal counsel and financial advisors, that such Counter Offer is not at least as favorable to the shareholders of the Company, taking into account such factors (including, without limitation, the consideration (both as to amount and form) offered in, and the other terms and conditions of, the Counter Offer and such other Acquisition Proposal or Company Acquisition Agreement) as and to the extent it deems relevant, the Company shall not accept such other Acquisition Proposal or Company Acquisition Agreement, but shall accept the Counter Offer. The Company agrees that it will not enter into a Company Acquisition Agreement referred to in clause (A) above until at least the fourth business day after it has provided the notice to Buyer required hereby and shall have terminated this Agreement pursuant to Section 8(a)(iv).

          (d)    Company Special Meeting; Preparation of the Proxy Statement.
                 -----------------------------------------------------------

               (i) The Company shall, in accordance with applicable law and the Certificate of Incorporation and the Company Bylaws, duly call, give notice of, convene and hold a special meeting of its stockholders (the "Company Special Meeting") as promptly as practicable after the date hereof and submit this Agreement to the stockholders of the Company for approval and such other matters as may in the reasonable judgment of the Company be appropriate in order to consummate the transactions contemplated by this Agreement for consideration at the Company Special Meeting. In the event the Stock Option (as defined in the Option Agreement) under either of the Option Agreements becomes exercisable in accordance with the terms of such agreements, the Company may, and at the request of Buyer shall, adjourn the Company Special Meeting for a period not to exceed sixty (60) days from the date such Stock Options first become exercisable. The Board shall recommend approval and adoption of this Agreement and the Merger by the Company's stockholders; provided
                                                                      --------
          that the Board may withdraw,  modify or change such  recommendation,
          ----
          subject to  compliance  with  clauses (A) through (C)  inclusive  of
          Section 4(c)(i) in the event such withdrawal, modification or change results from a pending Acquisition Proposal, if it has determined in good faith, after consultation with outside legal counsel, that the failure to withdraw, modify or change such recommendation would present a reasonably substantial risk of a breach of the fiduciary duties of the Board under applicable law.

               (ii) As soon as practicable following the date of this Agreement, the Company shall prepare and file with the SEC the Proxy Statement. Buyer shall cooperate with the Company in connection with the preparation of the Proxy Statement, including furnishing to the Company all information regarding the Buyer and its affiliates as may be required to be disclosed therein. The Company will use its reasonable best efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after the date hereof. No filing of, or amendment or supplement to, the Proxy Statement will be made by the Company without providing Buyer the opportunity to review and comment thereon and to approve the same, provided that such approvals shall not be unreasonably withheld. The Company will advise Buyer, promptly after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to the Company or Buyer, or any of their respective affiliates, officers or directors, should be discovered by the Company or Buyer which should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of the Company.

          (e) Interim Operating Reporting.  During the period from the date of
              ---------------------------
this Agreement to the Closing, the Company shall cause its officers to confer on a regular basis with one or more representatives of Buyer to report material operational matters and to report the general status of on-going operations. The Company shall notify Buyer of any material adverse change in the financial position, earnings or business of the Company or any of its Subsidiaries after the date hereof and prior to the Closing, and any unexpected emergency or other unanticipated change in the business of the Company or any of its Subsidiaries and of any governmental complaints, investigations or hearings or adjudicatory proceedings (or communications indicating that the same are contemplated) and shall keep Buyer fully informed of such events and, to the extent legally permitted, permit its representatives to participate in all discussion relating thereto.

     ARTICLE V. Covenants  of  the  Buyer  and  Acquisition.   The  Buyer  and
                -------------------------------------------
Acquisition covenant and agree, jointly and severally, with the Company as follows:

          Section 5(a)  Confidentiality.  Except to the extent that any of the
                        ---------------
provisions of the Confidentiality Agreement are inconsistent with this Agreement, in which case the terms of this Agreement shall govern and supersede such provisions, the parties hereto acknowledge and agree that the Confidentiality Agreement remains in full force and effect and shall survive any termination of this Agreement.

          (b) Employees and Employee Benefit Plans.
              ------------------------------------

               (i) Immediately after the Closing, the Buyer shall cause the Company and its Subsidiaries to continue the employment, on substantially the same terms and conditions, and with benefits that in the aggregate are at least as valuable, as in effect immediately prior to the Closing, of all employees of the Company and its Subsidiaries employed at the Closing Date. Notwithstanding anything to the contrary, the preceding sentence shall not impose a continuing obligation after the Closing and no contracts of employment shall be deemed to have been created pursuant to this
          Section 5(b)(i).

               (ii) Service by Affected Persons with the Company or its Subsidiaries shall be recognized by the Buyer under each benefit plan or arrangement established, maintained or contributed to by the Buyer, the Company or its Subsidiaries after the Closing for the benefit of any Affected Persons.

          (c) WARN Act. The Buyer  acknowledges and agrees that any employment
              --------
loss within the meaning of the WARN Act, suffered by any employee of the Company or its Subsidiaries immediately upon or within 90 days following the Closing Date, shall have been caused by the Buyer's decision not to continue the employment of such employee, and not by the sale of the Company and its Subsidiaries. The Buyer further acknowledges and agrees that it shall be responsible for giving any notices required by the WARN Act, that it is liable to any employee who does not receive notice under, and who suffers an employment loss (as defined in the WARN Act) because of a "plant closing" or "mass layoff," as defined therein, occurring on or after the Closing Date. For purposes of this Agreement, the Closing Date is and shall be the same as the "effective date" of the sale within the meaning of the WARN Act.

          (d) Indemnification.
              ---------------

               (i) Buyer and the Company agree that all rights to indemnification and all limitations on liability existing in favor of any Indemnitee (as defined hereafter) as provided in the Company's Certificate of Incorporation, Company's Bylaws or an agreement between an Indemnitee and the Company or a Subsidiary of the Company as in effect as of the date hereof shall survive the Merger and continue in full force and effect in respect of acts or omissions occurring on or prior to the Effective Time (including in respect of acts or omissions in connection with this Agreement or the Merger).

               (ii) In  addition  to the  other  rights  provided  for in this
          Section 5(d) and not in limitation thereof, for six years after the Effective Time the Surviving Corporation shall, to the fullest extent permitted by law, (A) indemnify and hold harmless the individuals who on or prior to the Effective Time were officers or directors of the Company and any of its Subsidiaries (the "Indemnitees") against all losses, expenses (including, without limitation, attorneys' fees and the cost of any investigation or preparation incurred in connection thereof), claims, damages, liabilities, judgments or amounts paid in settlement (collectively, "Costs") in respect to any threatened, pending or contemplated claim, action, suit or proceeding, whether criminal, civil, administrative or investigative, arising out of acts or omissions occurring on or prior to the Effective Time relating to their acts or omissions as a director or officer of the Company or any Subsidiary (including, without limitation, in respect of acts or omissions in connection with this Agreement and the Merger) (an "Indemnifiable Claim") and (B) advance to such Indemnitees all expenses incurred in connection with any Indemnifiable Claim. In the event any Indemnifiable Claim is asserted or made within such six year period, all rights to indemnification and advancement of expenses in respect of any such Indemnifiable Claim shall continue until such Indemnifiable Claim is disposed of or all judgments, orders, decrees or other rulings in connection with such Indemnifiable Claim are fully satisfied. To the extent required by law, such advancement of expenses shall be subject to delivery of an undertaking to reimburse the Surviving Corporation if it is ultimately determined that an Indemnitee is not entitled to indemnification.

               (iii) For six years after the Effective Time, the Surviving Corporation shall provide officers and directors liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such person currently covered by the Company's officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of the policy in effect on the date hereof; provided, however, that in no
                                                --------   -------
          event shall Surviving Corporation be required to expend more than an amount per year equal to 200% of current annual premiums paid by the Company for such insurance (the "Maximum Amount") to maintain or procure insurance coverage pursuant hereto; provided, further, that
                                                      --------   -------
          if the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, the Surviving Corporation shall maintain or procure, for such six year period, the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Amount.

               (iv) Notwithstanding any other provisions hereof, the obligations of the Surviving Corporation contained in this Section 5(d) shall be binding upon the successors and assigns of the Surviving Corporation. In the event the Surviving Corporation or any of its successors or assigns (A) consolidates with or merges into any other person or entity or (B) transfers all or substantially all of its properties or assets to any person or entity, then, and in each case, proper provision shall be made so that successors and assigns of the Surviving Corporation, as the case may be, honor the indemnification obligations set forth in this Section 5(d).

               (v) The  obligations  of the Surviving  Corporation  under this
          Section 5(d) shall not be terminated or modified in such a manner as to adversely affect any Indemnitee to whom this Section 5(d) applies without the consent of such affected Indemnitee (it being expressly agreed that the Indemnitees to whom this Section 5(d) applies shall be third party beneficiaries of this Section 5(d)).

          (e)  Indemnification  Costs. The Surviving Corporation shall advance
               ----------------------
all Costs to any Indemnitee incurred by enforcing the indemnity or other obligations provided for in this Section 5(d).

     ARTICLE VI.  Mutual Covenants.
                  ----------------

          Section 6(a) Consummation of the Transactions.  Subject to the terms
                       --------------------------------
and conditions of this Agreement, each party hereto shall use its reasonable best efforts consistent with applicable legal requirements and the terms of this Agreement to take or cause to be taken all actions and to do or cause to be done all things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby and to cause the Closing to occur as soon as practicable, including obtaining all permits, approvals, authorizations and consents of all third parties necessary or desirable for the purpose of enabling such party to consummate the transactions contemplated by this Agreement. The Company and its Subsidiaries and each of their respective directors, officers and representatives shall cooperate (and shall cause their respective Agents to cooperate) with the Buyer, and the Buyer shall cooperate (and shall cause its Agents to cooperate) with the Company and its Subsidiaries in filing any necessary applications, reports or other documents, including the proxy materials, with, giving any notices to, and seeking any consents from, all Governmental Entities and all third parties as such party may be required to deliver in connection with the consummation of the transactions contemplated by this Agreement and the performance by the Surviving Corporation and its Subsidiaries of their businesses after such consummation, and in seeking necessary consultation with and prompt favorable action by any such Governmental Entity or third party.

          (b)  Publicity.  The first press  release  made upon  execution  and
               ---------
delivery of this Agreement shall be a joint press release agreed upon by Buyer and Company. The parties hereto agree that, from the date of the execution and delivery of this Agreement through the Closing, no public release or announcement concerning the transactions contemplated hereby after the initial joint press release shall be issued by any party hereto without the prior consent of (i) the Buyer in the case of a release or an announcement by the Company or any of its Subsidiaries or (ii) the Company in the case of a release or an announcement by the Buyer or Acquisition (in each case which consent shall not be unreasonably withheld), except as such release or announcement may be required by law or the rules or regulations of any United States or foreign securities exchange, in which case the party required to make the release or announcement shall allow the other party reasonable time to comment on such release or announcement in advance of such issuance. After the date hereof, the parties hereto shall not make any comments or statements with respect to the transactions contemplated hereby to any third party (including, without limitation, members of the news media, securities analysts and employees of the Company, any of its Subsidiaries, or the Buyer or any of its subsidiaries) without the prior consent of the Buyer, on the one hand, or the Company, on the other hand, as the case may be, provided, however, that
                                                     --------   -------
nothing in this Section 6(b) shall limit Buyer's ability to distribute private placement offering memoranda in connection with a transaction to sell securities of the Buyer to finance the Merger Consideration and engage in standard marketing activities and to participate in investor presentations with respect to such transactions.

          (c) Antitrust Notification.  The Company shall, and the Buyer shall,
              ----------------------
as promptly as practicable, file with the United States Federal Trade Commission (the "FTC") and the United States Department of Justice (the "DOJ") and other Government Entities the notification and report form, if any, required for the transactions contemplated hereby and any supplemental information requested in connection therewith pursuant to the HSR Act or other applicable antitrust or competition laws. Any such notification and report form and supplemental information shall be in substantial compliance with the requirements of the HSR Act. The Company shall furnish to the Buyer, and the Buyer shall furnish to the Company, such necessary information and reasonable assistance as may be requested in connection with the preparation of any filing or submission which is necessary under the HSR Act. The Company shall keep the Buyer reasonably informed, and the Buyer shall keep the Company reasonably informed, of the status of any communications with, and any inquiries or requests for additional information from, the FTC and the DOJ and shall comply promptly with any such inquiry or request.

          (d) Further  Assurances.  From time to time, as and when  reasonably
              -------------------
requested by another party hereto, a party hereto shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further acts or other actions as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement in accordance with the terms and conditions hereof.

          (e) Notice of Breach. The Company shall promptly give written notice
              ----------------
to Buyer, and the Buyer shall promptly give written notice to the Company upon becoming aware of any event which would cause or constitute a material breach of any of the representations, warranties or covenants of such party contained or referred to in this Agreement or that would cause any of the conditions to such party's own obligations to Close to become incapable of being performed.

     ARTICLE VII.  Conditions to Closing.
                   ---------------------

          Section 7(a) Each Party's Obligations. The respective obligations of
                       ------------------------
each party hereto to effect the Merger is subject to the satisfaction or waiver as of the Closing of the following conditions:

               (i) No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order shall have been enacted, entered, promulgated, enforced or issued by any Governmental Entity preventing the Merger or any of the other transactions contemplated by this Agreement;

               (ii) The waiting or notice period under the HSR Act or other applicable antitrust or competition laws, if applicable to the Merger, shall have expired or been terminated; and (iii) This Agreement and the Merger shall have been approved and adopted by the stockholders of the Company as required by the Delaware Law and the
          Company's   Certificate  of  Incorporation  and  By-Laws.

          (b) The Company's  Obligations.  The  obligations  of the Company to
              --------------------------
effect the transactions contemplated hereby are subject to the satisfaction (or waiver by the Company) as of the Closing of the following additional conditions:

               (i) Accuracy of Representations and Warranties, Compliance with
                   -----------------------------------------------------------
          Covenants.  The  representations  and  warranties  of the  Buyer and
          ---------
          Acquisition made in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date hereof and as of the time of the Closing as though made as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date). The Buyer and Acquisition each shall have duly performed, complied with and satisfied in all material respects all covenants, agreements and conditions required by this Agreement to be performed, complied with or satisfied by them by the time of the Closing.

               (ii) Injunction.  There shall not be pending,  threatened or in
                    ----------
          effect any injunction, writ, preliminary restraining order or any order of any nature issued by a court or governmental agency of competent jurisdiction directing that the transactions contemplated hereby not be consummated as so provided or any statute, rule or regulation enacted or promulgated that makes consummation of the transactions contemplated hereby illegal.

               (iii)  Solvency  Opinion.  The Company  shall have  received an
                      -----------------
          opinion from Houlihan Lokey, Howard & Zukin or such other firm acceptable to the Company to the effect that, at and immediately after the Effective Time, and after giving effect to the Merger (and any changes in the Surviving Corporation's assets and liabilities as a result thereof), (A) on a pro forma basis, the sum of the Company's debts is less than the fair value of its assets or the present fair saleable value of its assets will be greater than the amount required to pay its probable liabilities on its debts as they mature, (B) the capital remaining in the Company after the transaction would not be unreasonably small for the business in which the Company is engaged and (C) the Company would be able to pay its debts as they mature.

               (iv) Consents, Approvals. All consents, authorizations,  orders
                    -------------------
          and approvals of (or filings or registrations with) any Governmental Entity or third parties required in connection with the execution, delivery and performance of this Agreement by Buyer or Acquisition shall have been obtained or made, except for filings to effectuate the Merger and any documents required to be filed after the Effective Time, and except for such consents, authorizations, orders and approvals that if not obtained or made would not materially and adversely effect the ability of Buyer or Acquisition to consummate the transactions contemplated hereby.

               (v) Officer's  Certificate.  The Buyer shall have  delivered to
                   ----------------------
          the Company a certificate dated the Closing Date and signed by an officer of the Buyer and an officer of Acquisition confirming the satisfaction of the conditions set forth in clauses (i) and (iv) above.

          (c) The Buyer's and  Acquisition's  Obligations.  The obligations of
              -------------------------------------------
the Buyer and Acquisition to effect the transactions contemplated hereby are subject to the satisfaction (or waiver by the Buyer and Acquisition) as of the Closing of the following additional conditions:

               (i) Accuracy of Representations and Warranties, Compliance with
                   -----------------------------------------------------------
          Covenants. The representations and warranties of the Company made in
          ---------
          this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date hereof and as of the time of the Closing as though made as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date). The Company shall have duly performed, complied with and satisfied in all material respects all covenants, agreements and conditions required by this Agreement to be performed, complied with or satisfied by the Company by the time of the Closing.

               (ii) Injunctions.  There shall not be pending, threatened or in
                    -----------
          effect any injunction, writ, preliminary restraining order or any order of any nature issued by a court or governmental agency of competent jurisdiction directing that the transactions contemplated hereby not be consummated as so provided or any statute, rule or regulation enacted or promulgated that makes consummation of the transactions contemplated hereby illegal.

               (iii)  No  Litigation.  There  shall  be  no  action,  suit  or
                      --------------
          proceeding pending or, to the knowledge of the Company, threatened against the Company that would reasonably be expected to have a Material Adverse Effect.

               (iv) Dissenting Shares. No more than four percent (4.0%) of the
                    -----------------
          shares  of  Common  Stock  outstanding   immediately  prior  to  the
          Effective Time shall be Dissenting Shares.

               (v) Consents, Approvals. All consents,  authorizations,  orders
                   -------------------
          and approvals of (or filings or registrations with) any Governmental Entity or third parties required in connection with the execution, delivery and performance of this Agreement by the Company shall have been obtained or made, except for filings to effectuate the Merger and any other documents required to be filed after the Effective Time, and except for such consents, authorizations, orders and approvals that, if not obtained or made, would not in the aggregate have a Material Adverse Effect.

               (vi) Market Condition. There exists and is continuing (A) any general suspension of trading, or limitation on prices for, securities on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market, (B) the declaration of a banking moratorium or any suspension of payments in respect of the banks in the United States, (C) the commencement of a war, armed hostilities or other international or national calamity or emergency or a material escalation or worsening thereof directly involving the United States, or (D) any condition or material adverse change in the financial or capital markets generally that, based on the written advice of Credit Suisse First Boston addressed to Buyer (a copy of which Buyer shall promptly provide to the Company), would reasonably be expected to materially adversely affect the syndication of leveraged bank credit facilities or the consummation of high yield offerings, as the case may be.

               (vii)  Opinion.  The Company shall have received the opinion of
                      -------
          Brown & Wood LLP, counsel to the Company, to the effect that the Company has the corporate power and authority to execute and deliver this Agreement and to consummate the Merger, all requisite approvals of this Agreement by the Company's stockholders have been obtained and, assuming due authorization and approval of the Agreement by Buyer and Acquisition, that upon the filing of a certificate of merger with the Secretary of State of the State of Delaware, the Merger will be effective.

               (viii) Officer's Certificate.  The Company shall have delivered
                      ---------------------
          to the Buyer a certificate dated the Closing Date and signed by an officer of the Company confirming the satisfaction of the conditions set forth in clauses (i), (iii), (iv) and (v) above.

          (d)  Frustration of Closing  Conditions.  No party to this Agreement
               ----------------------------------
may rely on the failure of any condition set forth in Article 7 if such failure was caused by such party's failure to act in good faith or to use its reasonable best efforts to cause the Closing to occur.

     ARTICLE VIII.  Termination.
                    -----------

          Section 8(a) Termination  Events.  Anything  contained herein to the
                       -------------------
contrary notwithstanding, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing
Date:

               (i) by mutual written consent of the parties hereto;

               (ii) by Buyer or the Company, if the Closing does not occur on or prior to March 31, 1999 (the "Outside Termination Date"); provided, however, that in the event all conditions to closing have
          --------   -------
          been satisfied or waived other than Section 7(c) (vi), the Outside Termination Date shall be deemed to be the later of (A) January 31, 1999 or (B) 60 days after the first day on which all of the conditions other than Section 7(c)(vi) shall have been satisfied or waived, but in no event later than March 31, 1999, provided,
                                                                     --------
          further, that the right to terminate this Agreement pursuant to this
          -------
          Section 8(a)(ii) shall not be available to any party hereto, if the failure of such party to perform any of its covenants, agreements or obligations under this Agreement resulted in the Closing to not have occurred on or prior to such date;

               (iii) by Buyer or the Company, if any Governmental Entity shall have issued a judgment, order or decree or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger or any of the other transactions contemplated by this Agreement, and such judgment, order or decree or other action shall have become final and nonappealable;

               (iv) by the Company, if the Board of Directors of the Company determines to accept an Acquisition Proposal in accordance with
          Section 4(c); (v) by Buyer, if (A) any other entity, person or group consummates a tender offer pursuant to which such person, entity or group becomes the beneficial owner of 50% or more of the then outstanding shares of Company Common Stock, (B) the Company Special Meeting has not been convened prior to the day before the Outside Termination Date and the failure to convene the Company Special Meeting was not (x) the fault of Buyer or (y) as a result of any statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Governmental Entity that has the effect of preventing the Company from calling, convening or holding the Company Special Meeting or
          (C) prior to the vote of the Company's stockholders, the Board of Directors of the Company shall have withdrawn or modified or amended in any respect adverse to Buyer its approval or recommendation of the Merger (it being understood that the Company making a Neutral Statement with respect to, or making a recommendation in favor of a tender or exchange offer from a third party, in a filing made pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act shall constitute an adverse modification of its approval or recommendation of the Merger, unless, in the case of a Neutral Statement only, contemporaneously with the filing of such Neutral Statement the Company publicly confirms that it continues to recommend approval of the Merger and continues to actively support the Merger thereafter);

               (vi) by Buyer or the Company, if the stockholders of the Company fail to approve this Agreement at the Company Special Meeting; or

               (vii) by Buyer, at any time during the three business days immediately following receipt of an Determination Notice, provided that Buyer has cured by the time of such termination any material breach of its representations, warranties, covenants or agreements with respect to which the Company has given written notice to the Buyer at least five business days prior to the first date on which a proposal or inquiry is first submitted to the Company, any of its Subsidiaries or any of their respective directors, officers or employees with respect to a potential Acquisition Proposal.

          (b) Termination Notice. In the event of any termination  pursuant to
              ------------------
this Article 8, written notice thereof setting forth the reasons therefore shall forthwith be given to the other parties and the transactions contemplated by this Agreement shall be terminated, without further action by any party (other than the payments contemplated by Section 8(c)). If the transactions contemplated by this Agreement are terminated as provided herein:
(i) the Buyer shall return all documents and other materials received from the Company and its Subsidiaries relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the Company; and
(ii) all confidential information received by the Buyer with respect to the business of the Company and its Subsidiaries shall be treated in accordance with Section 5(a) hereof, which shall remain in full force and effect notwithstanding the termination of this Agreement.

          (c)  Termination  Fees.  (i)  If  this  Agreement  shall  have  been
               -----------------
terminated pursuant to Section 8(a)(iv), 8(a)(v) or 8(a)(vi) (provided, that in the case of termination pursuant to Section 8(a)(vi), at the time of the Company Special Meeting an Acquisition Proposal shall have been publicly announced and not withdrawn, terminated or lapsed), then the Company shall promptly, but in no event later than two business days after the termination of this Agreement (or, in the event of a termination pursuant to Section
8a(iv), on the date of termination), pay Buyer an amount equal to the Applicable Break-Up Fee (as hereafter defined). The Applicable Break-Up Fee shall be $10,000,000 in the case of termination pursuant to Section 8(a)(iv) or 8(a)(v) and $5,000,000 in the case of Section 8(a)(vi), plus in each case the documented out-of-pocket expenses incurred by Buyer pursuant to the last sentence of Section 4(a). Payment of the Applicable Break-Up Fee shall be made under this clause (i), as directed by Buyer, by wire transfer in immediately available funds promptly, but in no event later than two (2) business days following such termination (provided, that in the case of termination pursuant to Section 8(a)(iv), such payment shall be made on the same day as termination).

          (ii) If the Agreement is terminated pursuant to Section 8(a)(vii), the Company shall pay Buyer $3,000,000, plus the documented out-of-pocket expenses incurred by Buyer pursuant to the last sentence of Section 4(a) no later than two (2) business days following such termination and if within twelve (12) months thereafter the Company enters into any written Company Acquisition Agreement (whether or not such Company Acquisition Agreement is related to the Acquisition Proposal which had been received at the time of the termination of this Agreement) or any third party (other than an affiliate of Buyer) acquires 50% or more of the then outstanding shares of Common Stock, then the Company shall immediately prior to entering into such Company Acquisition Agreement pay Buyer $7,000,000 (which, together with the prior $3,000,000, shall constitute an "Applicable Break-Up Fee"). Only one fee in an amount not to exceed the amount of the Applicable Break-Up Fee shall be payable pursuant to this Section 8(c). The payment of the Applicable Break-Up Fee shall be compensation and liquidated damages for the loss suffered by Buyer as the result of the failure of the Merger to be consummated and to avoid difficulty of determining damages under the circumstances.

          (d) Effects of Termination.  If this Agreement is terminated and the
              ----------------------
transactions contemplated hereby are abandoned as described in this Article 8, this Agreement shall become void and of no further force or effect, except for the provisions of (i) 5(a) relating to the obligation of the Buyer to keep confidential certain information and data obtained by them, (ii) Section 6(b) relating to publicity, (iii) this Article 8, (iv) Article 10 relating to certain expenses and (v) Article 11. Nothing in this Section 8 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement (with respect to which a claim shall survive) or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement. Buyer agrees that neither the Company nor its directors, officers, employees, representatives or agents, nor any person or entity who shall make an Acquisition Proposal shall be deemed, by reason of the making of such proposal or any actions taken in connection with it (provided that such person or entity making such
Acquisition Proposal does not take any action that results in a violation of this Agreement, including, without limitation, Section 4(c)) to have tortiously or otherwise wrongfully interfered with or caused a breach of this Agreement, or other agreements, instruments and documents executed in connection herewith, or the rights of Buyer or any of its affiliates hereunder.

     ARTICLE IX. Nonsurvival of Representations, Warranties and Agreements.
                 ---------------------------------------------------------
All representations, warranties and agreements in this Agreement and in any certificate delivered pursuant hereto shall not survive beyond the Effective Time. Notwithstanding the foregoing, this Article 9 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time.

     ARTICLE X. Expenses.  Whether or not the transactions contemplated hereby
                --------
are consummated, and except as otherwise specifically provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

     ARTICLE XI. Miscellaneous.
                 -------------

          Section  11(a) No  Third-Party  Beneficiaries.  Except as  otherwise
                         ------------------------------
provided in Section 5(d) which are for the benefit of, and enforceable by, the persons referred to therein, this Agreement is for the sole benefit of the parties hereto and their permitted assigns, and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

          (b)  Amendment or Waiver.  No amendment,  modification  or waiver in
               -------------------
respect of this Agreement shall be effective unless it shall be in writing and signed by the parties hereto.

          (c) Headings.  The headings  contained in this Agreement,  or in any
              --------
exhibit or schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          (d)  Counterparts.  This  Agreement  may be  executed in one or more
               ------------
counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

          (e) Interpretation. References in this Agreement to "reasonable best
              --------------
efforts" shall not require a Person obligated to use its reasonable best efforts to incur out-of-pocket expenses or indebtedness or, except as expressly provided herein, to institute litigation. References herein to the "knowledge of the Company" shall mean the actual knowledge of the officers (as such term is defined in Rule 3b-2 promulgated under the Exchange Act) of the Company. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The phrase "made available" when used in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. As used in this Agreement, the terms "affiliate(s)" and "associates" shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.

          (f)  Assignment.  This  Agreement  and the  rights  and  obligations
               ----------
hereunder shall not be assignable or transferable by any party hereto (including by operation of law in connection with a merger, or sale of substantially all the assets, or any dissolution, of any party hereto) without the prior written consent of the other parties hereto; provided, however, that
                                                       --------  -------
the Buyer may assign its or Acquisition's rights hereunder to an affiliate of the Buyer without the prior written consent of any party hereto; provided
                                                                      --------
further,  however,  that no  assignment  shall limit or affect the  assignor's
-------
obligations hereunder. Any attempted assignment in violation of this Section 11(e) shall be void.

          (g)  Notices.  All  notices  or  other  communications  required  or
               -------
permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by telecopy or sent, postage prepaid, by registered, certified or express mail or overnight courier service and shall be deemed given when so delivered by hand, or telecopied, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows:

                  if to the Company,

                           Alamo Group Inc.
                           750 East Mulberry Street
                           Suite 401
                           San Antonio, Texas 78212
                           Telecopy No:  (210) 738-3185
                           Attention:  Chief Executive Officer

                  with a copy to:

                           Brown & Wood LLP
                           One World Trade Center
                           58th Floor
                           New York, New York 10048
                           Telecopy No.:  (212) 839-5599
                           Attention:  Joseph W. Armbrust, Esq.

                  if to the Buyer,

                           WEC Company
                           c/o Madison Dearborn Partners, Inc.
                           Three First National Plaza
                           Suite 3800
                           Chicago, IL  60602
                           Telecopy No:  (312) 895-1156
                           Attention:  Thomas R. Reusche or Paul R. Wood

                  with copies to:

                           Kirkland & Ellis
                           200 E. Randolph Drive
                           Chicago, IL  60601
                           Telecopy No:     (312) 861-2200
                           Attention:       Michael H. Kerr, P.C.

or such other address as any party may from time to time specify by written notice to the other parties hereto.

          (h)  Entire  Agreement.  This  Agreement,  including  the  Schedules
               -----------------
hereto, and the Confidentiality Agreement contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter. The parties hereto shall not be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein or in the Confidentiality Agreement.

          (i) Severability. If any provision of this Agreement (or any portion
              ------------
thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability.

          (j)  Schedules.  The inclusion of any matter in any schedule to this
               ---------
Agreement shall be deemed to be an inclusion for all purposes of this Agreement, to the extent such disclosure is sufficient to identify the section to which such disclosure is responsive, but inclusion therein shall expressly not be deemed to constitute an admission by the Sellers, or otherwise imply, that any such matter is material or creates a measure for materiality for the purposes of this Agreement.

          (k) Governing Law. This Agreement shall be governed by and construed
              -------------
in accordance with the internal laws of the State of Delaware.





          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.


ALAMO GROUP INC.,
A Delaware Corporation



By: /s/ Donald J. Douglass
    -------------------------
    Name:  Donald J. Douglass
    Title: Chairman and Chief Executive Officer


AGI ACQUISITION CORP.,                         WEC COMPANY,
a Delaware corporation                         a Delaware corporation



By: /s/ Thomas J. Laird                        By: /s/ Thomas J. Laird
    ----------------------                         ----------------------
    Name:  Thomas J. Laird                         Name:  Thomas J. Laird
    Title: President                               Title: President


                                                                  Exhibit 10.1
                                                                  ------------

                                                   PRIVILEGED AND CONFIDENTIAL

                               OPTION AGREEMENT

         OPTION AGREEMENT, dated as of August 18, 1998 (the "Agreement"), by and among, WEC Company a Delaware corporation ("Buyer"), AGI Acquisition Corp. a Delaware corporation and a wholly-owned subsidiary of Buyer ("Acquisition"), and Donald J. Douglass (the "Stockholder").

                                  WITNESSETH:
                                  ----------

         WHEREAS, the Stockholder is the owner of 1,034,975 shares (the "Shares") of Common Stock, par value $0.10 per share (the "Common Stock"), of Alamo Group Inc. (the "Company");

         WHEREAS, the Buyer, Acquisition and the Company have entered into an Agreement and Plan of Merger, dated as of the date hereof (as amended from time to time, the "Merger Agreement"), which provides, among other things, that, upon the terms and subject to the conditions therein, Acquisition shall be merged with and into the Company (the "Merger"); and

         WHEREAS, as a condition to the willingness of Buyer and Acquisition to enter into the Merger Agreement, Buyer has requested that the Stockholder agree, and in order to induce Buyer and Acquisition to enter into the Merger Agreement, the Stockholder has agreed, to enter into this Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions set forth herein, the parties hereto hereby agree as follows:

         Section 1. Representations and Warranties of the Stockholder. The Stockholder represents and warrants to the Buyer as follows:

         (a) The Stockholder is the sole record and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), of the Shares and there exist no liens, claims, security interests, options, proxies, voting agreements, charges, obligations, understandings, arrangements or other encumbrances of any nature whatsoever, except for restrictions applicable thereto under federal and state securities laws ("Liens") (except for such Liens as will no longer exist at the earlier of the Effective Time and the Closing), affecting the Shares.

         (b) Other than a number of the Shares not to exceed 500,000 which the Stockholder intends to transfer to The Douglass Charitable Remainder Unitrust during the term of this Agreement, the Shares and the certificates representing the Shares are now and at all times during the term hereof will be held by the Stockholder, or by a nominee or custodian for the benefit of the Stockholder free and clear of all Liens, except for the Liens described in
(a) above and Liens arising hereunder. Upon transfer to Buyer by the Stockholder of the Shares hereunder, Buyer will have good and marketable title to the Shares, free and clear of all Liens.

         (c) This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming due authorization, execution and delivery by Buyer and Acquisition, constitutes a valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         (d) The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of his obligations hereunder will not, constitute a violation of, conflict with, result in a default (or an event which, with notice or lapse of time or both, would result in a default) under, or result in the creation of any Lien on any Shares under, (i) any contract, commitment, agreement, partnership agreement, understanding, arrangement or restriction of any kind to which the Stockholder is a party or by which the Stockholder is bound, (ii) any judgment, writ, decree, order or ruling applicable to the Stockholder or (iii) any law applicable to the Stockholder.

         (e)  To  the  Stockholder's  knowledge,  neither  the  execution  and delivery of this Agreement nor the performance by the Stockholder of its obligations hereunder will require any consent, authorization or approval of, filing with or notice to, any court, administrative agency or other governmental body or authority, other than any required notices or filings pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), state antitrust laws or the federal securities laws.

         Section 2.  Representations  and Warranties of Buyer and Acquisition.
                     --------------------------------------------------------
Buyer and Acquisition jointly and severally represent and warrant to the Stockholder as follows:

         (a) Each of Buyer and Acquisition is duly organized and validly existing and in good standing under the laws of its jurisdiction of incorporation, has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly and validly executed and delivered by each of Buyer and Acquisition and constitutes the legal, valid and binding obligation of each of Buyer and Acquisition, enforceable against each of Buyer and Acquisition in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         (b) The execution and delivery of this Agreement by each of Buyer and Acquisition does not, and the performance by each of Buyer and Acquisition of its obligations hereunder will not, constitute a violation of, conflict with, or result in a default (or an event which, with notice or lapse of time or both, would result in a default) under, its charter or bylaws or any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which Buyer or Acquisition is a party or by which Buyer or Acquisition is bound or any judgment, writ, decree, order or ruling applicable to Buyer or Acquisition.

         (c) Neither the execution and delivery of this Agreement nor the performance by each of Buyer and Acquisition of its obligations hereunder will violate any order, writ, injunction, judgment, law, decree, statute, rule or regulation applicable to Buyer or Acquisition or require any consent, authorization or approval of, filing with, or notice to, any court, administrative agency or other governmental body or authority, other than any required notices or filings pursuant to the HSR Act, state antitrust laws or the federal securities laws.

         Section 3. Option to Purchase.
                    ------------------

         (a) The Stockholder hereby grants to Buyer, subject to the terms and conditions hereof, an irrevocable option (the "Stock Option") to purchase the Shares at a purchase price per share of $18.50 per Share (the "Exercise Price") in cash, in the manner set forth in this Section 3. At any time prior to the termination of the Stock Option hereunder, Buyer (or a wholly owned subsidiary of Buyer) may exercise the Stock Option, in whole only, if on or after the date hereof:

                  (i) The Company (or the Board or any committee thereof) shall have recommended, approved, authorized, proposed or filed a
         Schedule 14D-9 not opposing (it being understood that the Company taking no position or remaining neutral with respect to a tender or exchange offer from a third party (a "Neutral Statement"), or making a recommendation in favor of such a tender or exchange offer in a filing made pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, shall constitute an adverse modification of its approval or recommendation of the Merger unless, in the case of a Neutral Statement only, contemporaneously with the filing of a Neutral Statement the Company publicly confirms that it continues to recommend approval of the Merger and continues to actively support the Merger), or publicly announces its intention to enter into, any Acquisition Transaction (other than with Buyer, Acquisition or any of their affiliates), or shall have resolved to do any of the foregoing. For purposes of this Agreement "Acquisition Transaction" shall mean any tender offer or exchange offer, any merger, consolidation, liquidation, dissolution, recapitalization, reorganization or other business combination, any acquisition, sale or other disposition of a material amount of assets or securities or any other similar transaction involving the Company, its securities or any of its material Subsidiaries or divisions;

                  (ii) the Board or any committee thereof shall have withdrawn or modified or amended in any manner adverse to Buyer or Acquisition its authorization, approval or recommendation to the stockholders of the Company with respect to the Merger or the Merger Agreement (it being understood that the Company making a Neutral Statement, or making a recommendation in favor of such a tender or exchange offer in a filing made pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, shall constitute an adverse modification of its approval or recommendation of the Merger unless, in the case of a Neutral Statement only, contemporaneously with the filing of a Neutral Statement the Company publicly confirms that it continues to recommend approval of the Merger and continues to actively support the Merger), or shall have resolved to do any of the foregoing;

                  (iii) any person, entity or "group" (as that term is used in Section 13(d) of the Exchange Act) (other than the Stockholder and its affiliates and other than Buyer, Acquisition or any of their affiliates and other than persons, entities or groups that are permitted to report their ownership of Shares with the SEC on
         Schedule 13G) shall have become the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of 15% or more of the then outstanding Common Stock;

                  (iv) any person, other than Buyer, Acquisition or any of its affiliates, shall have commenced or announced an intention to commence a bona fide tender offer or exchange offer for any shares of Common Stock, the consummation of which would result in "beneficial ownership" (as defined in the Exchange Act) by such third party (together with all such third party's affiliates and "associates" (as defined in the Exchange Act)) of 15% or more of the then outstanding voting equity of the Company (either on a primary or a fully diluted basis); or

                  (v) the Merger Agreement shall have been terminated in accordance with Section 8(a)(iv) of the Merger Agreement.

         In the event that Buyer wishes to exercise the Stock Option, Buyer shall give written notice (the "Option Notice", with the date of the Option Notice being hereinafter called the "Notice Date") to the Stockholder specifying the place and date (not earlier than three nor later than ten Business Days from the Notice Date) for closing such purchase (a "Closing"). Buyer's obligation to purchase the Shares upon any exercise of the Stock Option and the Stockholder's obligation to sell the Shares upon any exercise of the Stock Option are subject (at the election of Buyer and the Stockholder, respectively) to the conditions that (X) no preliminary or permanent injunction or other order prohibiting the purchase, issuance or delivery of the Shares issued by any Governmental Authority will be in effect and (Y) any applicable waiting period required for the purchase of Shares under the HSR Act will have expired or been terminated or clearance from the appropriate agencies shares have been obtained, provided that if such injunction or other order has become final and nonappealable, the Stock Option shall terminate; and provided further, that if the Stock Option is not exercisable because either of the circumstances described in the immediately foregoing clause (X) or (Y) exist, then the Stock Option shall be exercisable for the ten business day period commencing on the date that the circumstances set forth in clause
(X) or (Y), as applicable, cease to exist, but in no event shall the Stock Option be exercisable after the date set forth in Section 8(c). The Stockholder's obligation to sell the Shares upon exercise of the Stock Option and the Stockholder's obligations under Section 6 are subject (at the Stockholder's election) to the further conditions that there will have been no material breach of the representations, warranties, covenants or agreements of Buyer or Acquisition contained in this Agreement or contained in the Merger Agreement, which breach has not been cured within ten business days of the receipt of written notice thereof from the Stockholder.

         (b) At the Closing, (i) the Stockholder shall deliver to Buyer the certificate or certificates representing the Shares in proper form for transfer upon exercise of the Stock Option in the denominations designated by Buyer in the Option Notice and (ii) Buyer shall pay the aggregate purchase price for the Shares by wire transfer of immediately available funds to an account designated by the Stockholder in writing to Buyer in the amount equal to the product of the Exercise Price and the number of the Shares.

         (c) In the event that Buyer or Acquisition exercise the Stock Option and on or prior to the first anniversary of such exercise either (i) Buyer or Acquisition purchases Common Stock from any other party (other than from the Company) for per share consideration in excess of the Exercise Price (excluding any consideration paid for Dissenters' Shares) (a "Higher Price"), or (ii) Buyer or Acquisition exercises the Stock Option and Buyer or Acquisition subsequently disposes, transfers or otherwise sells the Shares for consideration in excess of the Exercise Price (the "Excess Consideration") then, in the case of (i) above, Buyer or Acquisition shall pay to the Stockholder in cash, within two days after Buyer or Acquisition pays the Higher Price to holders of Common Stock, an amount equal to (a) the number of Shares multiplied by the difference between the Higher Price and the Exercise Price less (b) interest on the aggregate purchase price paid by Buyer to acquire the Shares from the date of Closing through the date of such purchase calculated using the prime rate announced by Citibank N.A. as of the Closing plus (c) the amount of all dividends paid or payable with respect to the Shares to Buyer, and in the case of (ii) above, Buyer or Acquisition shall pay to the Stockholder in cash, within five days after Buyer or Acquisition receives the Excess Consideration to holders of Common Stock, an amount equal to (d) the number of Shares multiplied by the difference between the Excess Consideration and the Exercise Price less (e) interest on the aggregate purchase price paid by Buyer to acquire the Shares from the date of Closing through the date of such sale calculated using the prime rate announced by Citibank, N.A. as of the Closing plus (iii) the amount of all dividends paid or payable with respect to the Shares to Buyer.

         Section 4. Transfer of the Shares. During the term of this Agreement,
                    ----------------------
and except for a transfer of a number of the Shares not to exceed 500,000 to The Douglass Charitable Remainder Unitrust the Stockholder will not (a) offer to sell, sell, pledge or otherwise dispose of or transfer any interest in or encumber with any Lien any of the Shares; (b) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of the Shares or any interest therein; (c) grant any proxy, power-of-attorney or other authorization or consent in or with respect to the Shares (it being understood that, upon termination of the Merger Agreement, the Stockholder may grant a proxy with respect to the Shares if such proxy is, by its terms, immediately revocable upon the Closing); (d) deposit the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares; or (e) take any other action with respect to the Shares that would in any way restrict, limit or interfere with the performance of its obligations hereunder.

         Section  5.  No  Solicitation.  Stockholder  hereby  agrees,  in  its
                      ----------------
capacity as a stockholder of the Company, that neither Stockholder nor any affiliates, representatives or agents shall directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any corporation, partnership, person or other entity or group (other than Buyer, Acquisition or any of their respective affiliates or representatives) concerning any proposal relating to an Acquisition Transaction. Stockholder will immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any proposal relating to an Acquisition Transaction.
Stockholder will promptly communicate to Buyer, to the same extent as is required by the Company pursuant to Section 4(c) of the Merger Agreement, the terms, and other information concerning, any proposal, discussion, negotiation or inquiry and the identity of the party making such proposal or inquiry which Stockholder may receive in respect of any such Acquisition Transaction.


         Section 6. Voting of Shares; Grant of Irrevocable Proxy;  Appointment
                    ----------------------------------------------------------
of Proxy.
--------

         (a) The Stockholder hereby agrees that, during the term of this Agreement, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of Common Stock, however called, or in connection with any written consent of the holders of Common Stock, the Stockholder will appear at the meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum and vote or consent (or cause to be voted or consented) the Shares (i) in favor of the Merger and (ii) against any proposal or agreement that would impede, interfere with or prevent the Merger, including any other extraordinary corporate transaction, such as a merger, reorganization or liquidation involving the Company and a third party or any other proposal of a third party to acquire the Company and (iii) if requested by Buyer, in favor of a resolution the purpose of which is to cause the Merger to be consummated and which does not relate to the election of directors.

         (b) The Stockholder hereby irrevocably grants to, and appoints, Buyer and any nominee thereof, its proxy and attorney-in-fact (with full power of substitution) during the term of this Agreement, for and in the name, place and stead of the Stockholder, to vote the Shares, or grant a consent or approval in respect of the Shares, in connection with any meeting of the Stockholders of the Company (i) in favor of the Merger and (ii) against any proposal or agreement that would impede, interfere with or prevent the Merger, including any other extraordinary corporate transaction, such as a merger, reorganization or liquidation involving the Company and a third party or any other proposal of a third party to acquire the Company.

         (c) The Stockholder represents that all proxies heretofore given in respect of the Shares, if any, are not irrevocable, and hereby revokes all such proxies given with respect to the Shares.

         (d) The Stockholder hereby affirms that the irrevocable proxy set forth in this Section 6 is given in connection with the execution of the Merger Agreement and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. The
Stockholder hereby further affirms that the irrevocable proxy set forth in this Section 6 is coupled with an interest and is intended to be irrevocable in accordance with the provisions of Section 212 of the Delaware Law.

         Section 7. Adjustments. The number and types of securities subject to
                    -----------
this Agreement will be appropriately adjusted in the event of any stock dividends, stock splits, recapitalization, combinations, exchanges of shares or the like or any other action that would have the effect of changing the Stockholder's ownership of the Company's capital stock.

         Section 8.  Termination.  Except as otherwise  specifically  provided
                     -----------
herein, all obligations under this Agreement will terminate on the earliest of
(a) the date the Merger Agreement is terminated in accordance with its terms; provided, however, that the provisions of Section 3(a) and 4(c) shall not terminate until sixty (60) days thereafter if the Merger is terminable pursuant to Section 8(a)(iv), 8(a)(v), or 8(a)(vi) (but, in the case of termination pursuant to Section 8(a)(vi), only in the event that at the time of the Company Special Meeting an Acquisition Proposal (as defined in the Merger Agreement) shall have been publicly announced and not withdrawn, terminated or lapsed), (b) the purchase of all the Shares pursuant to the Stock Option, (c) the first anniversary of the date hereof or (d) the Effective Time. The provisions of Section 14 shall survive any termination of this Agreement.

         Section  9.  Effectiveness.  This  Agreement  shall not be  effective
                      -------------
unless and until the Merger Agreement shall have been executed and delivered by the Company.

         Section 10.  Brokerage.  Buyer,  Acquisition and the Stockholder each
                      ---------
represent and warrant to the other parties hereto that the negotiations relevant to this Agreement have been carried on by Buyer and Acquisition, on the one hand, and the Stockholder, on the other hand, directly with the other, and that there are no claims for finder's fees or brokerage commissions or other like payments in connection with this Agreement or the transactions contemplated hereby. Buyer and Acquisition, on the one hand, and Stockholder, on the other hand, will indemnify and hold harmless the other from and against any and all claims or liabilities for finder's fees or brokerage commissions or other like payments incurred by reason of action taken by him, it or any of them, as the case may be.

         Section  11.  No  Limitation.  Nothing  in this  Agreement  shall  be
                       --------------
construed to prohibit Stockholder, or any officer or affiliate of Stockholder who is or has designated a member of the Board of Directors of the Company, from taking any action solely in his or her capacity as a member of the Board of Directors of the Company or from exercising his or her fiduciary duties as a member of such Board of Directors and no such action shall be deemed to violate this Agreement.

         Section 12. Indemnification. For a period of six years from and after
                     ---------------
the Effective Time, Acquisition shall indemnify Stockholder and hold Stockholder harmless against any loss, cost or expense (including without limitation reasonable attorneys' fees) in the event of any claim against Stockholder relating to the actions of Stockholder, as stockholder, in connection with the Merger Agreement, this Agreement and any of the transactions contemplated thereby; provided that Stockholder shall have first sought indemnification from Acquisition pursuant to insurance, Acquisition's charter or by-laws and any indemnification agreement or other arrangement between Acquisition and Stockholder; provided further, however, that the obligations of Acquisition hereunder shall be limited to the excess, if any, of Stockholder's loss, cost or expense over the amounts actually recovered from the Company in accordance with the preceding proviso. In the event of any claim for which indemnification is provided herein, Stockholder shall promptly notify Acquisition; provided that the failure to give such notice shall not relieve Acquisition from its obligations hereunder except if, and to the extent that, it suffers actual prejudice thereby. Acquisition shall have the right to undertake, with counsel of its choice (subject to the reasonable approval of Stockholder), the defense of such claim. Stockholder shall have the right to employ its own counsel to participate (but not to control the defense) in any such action, but the fees and expenses of such counsel shall be at the sole expense of Stockholder unless (a) Buyer or the Company shall have failed to employ counsel reasonably satisfactory to Stockholder to assume the defense of such claim within a reasonable time after receiving notice thereof, or (b) a conflict of interest shall prevent the same counsel from representing Buyer or the Company and the Stockholder. Buyer shall not be liable hereunder for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld).

         Section 13.  Miscellaneous.
                      -------------

         (a)  Except  for the  representations  and  warranties  set  forth in
Section 1(a) and 1(b), all representations and warranties contained herein will terminate upon the termination of this Agreement.

         (b) [Intentionally Omitted]

         (c) Any provisions of this Agreement may be waived at any time by the party that is entitled to the benefits thereof. No such waiver, amendment or supplement will be effective unless in writing and is signed by the party or parties sought to be bound thereby. Any waiver by any party of a breach of any provision of this Agreement will not operate as or be construed to be a waiver of any breach of any other provision of this Agreement.

         (d) This Agreement contains the entire agreement among the parties in respect to the subject matter hereof, and supersedes all prior agreements among the parties with respect to such matters. This Agreement may not be amended, changed, supplemented, waived or otherwise modified, except upon the delivery of a written agreement executed by the parties hereto.

         (e) This Agreement will be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and performed in that state. Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement, each non-breaching party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto (i) will waive, in any action for specific performance, the defense of adequacy of a remedy at law and (ii) will be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of this Agreement in any action instituted in any state or federal court sitting in Wilmington, Delaware. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Merger Agreement.

         (f) The descriptive headings contained herein are for convenience and reference only and will not affect in any way the meaning or interpretation of this Agreement.

         (g) All communications or notices required or permitted by this Agreement shall be in writing and shall be deemed to have been given at the earlier of the date personally delivered or sent by telephonic facsimile transmission (with a copy via regular mail) or one day after sending via nationally recognized overnight courier or five days after deposit in the United States mail, certified or registered mail, postage prepaid, return receipt requested, and addressed as follows, unless and until any of such parties notifies the others in accordance with this Section of a change of address:

                           If to Stockholder to:

                           Donald J. Douglass
                           330 Argyle Avenue
                           San Antonio, TX  78209
                           Facsimile:  (203) 966-6193

                           with a copy to:

                           Brown & Wood LLP
                           One World Trade Center
                           New York, NY 10048
                           Telephone: (212) 839-5300
                           Facsimile: (212) 839-5599
                           Attention: Joseph W. Armbrust Jr.

                           If to Buyer or Acquisition to:

                           c/o Madison Dearborn Partners
                           Three First National Plaza
                           Suite 3800
                           Chicago, IL 60602
                           Facsimile:  (312) 895-1156
                           Attention:  Thomas R. Reusche

                           with a copy to:

                           Kirkland & Ellis
                           200 E. Randolph Drive
                           Chicago, IL 60601
                           Facsimile:  (312) 861-2200
                           Attention:  Michael H. Kerr, P.C.

or to such other address as any party may have furnished to the other parties in writing in accordance herewith.

         (h) This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, but all of which together will constitute one agreement.

         (i) This Agreement is binding upon and is solely for the benefit of the parties hereto and their respective successors, legal representatives and assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned by any of the parties hereto without the prior written consent of the other parties other than the assignment to the Surviving Corporation of obligations of Acquisition under
Section 12 by  operation  of law.

         (j) If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect as long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party hereto. Upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are consummated to the extent possible.

         Section 14.  Expenses.  Except as  provided in Section 3 hereof,  all
                      --------
fees and expenses incurred by any one party hereto shall be borne by the party incurring such fees and expenses.

         Section 15. Further Assurances; Stockholder Capacity. The Stockholder
                     ----------------------------------------
shall, upon request of Buyer or Acquisition, execute and deliver any additional documents and take such further actions as may reasonably be deemed by Buyer or Acquisition to be necessary or desirable to carry out the provisions hereof and to vest the power to vote the Shares as contemplated by
Section 6 hereof in Buyer.

         IN WITNESS WHEREOF, the Buyer, Acquisition and the Stockholder have caused this Agreement to be signed by their respective officers or representatives thereunto duly authorized, all as of the date first written above.

                                 WEC COMPANY

                                 a Delaware Corporation

                                 By:  /s/ Thomas J. Laird
                                      -----------------------
                                      Name:   Thomas J. Laird
                                      Title:  President

                                 AGI ACQUISITION CORP.

                                 a Delaware Corporation

                                 By:  /s/ Thomas J. Laird
                                      -----------------------
                                      Name:   Thomas J. Laird
                                      Title:  President

                                      /s/ Donald J. Douglass
                                      ----------------------
                                      Donald J. Douglass


                                                                  Exhibit 10.2
                                                                  ------------

                                                   PRIVILEGED AND CONFIDENTIAL

                               OPTION AGREEMENT

         OPTION AGREEMENT, dated as of August 18, 1998 (the "Agreement"), by and among, WEC Company a Delaware corporation ("Buyer"), AGI Acquisition Corp. a Delaware corporation and a wholly-owned subsidiary of Buyer ("Acquisition"), and Capital Southwest Venture Corporation (the "Stockholder").

                                  WITNESSETH:
                                  ----------

         WHEREAS, the Stockholder is the owner of 2,660,000 shares (the "Shares") of Common Stock, par value $0.10 per share (the "Common Stock"), of Alamo Group Inc. (the "Company");

         WHEREAS, the Buyer, Acquisition and the Company have entered into an Agreement and Plan of Merger, dated as of the date hereof (as amended from time to time, the "Merger Agreement"), which provides, among other things, that, upon the terms and subject to the conditions therein, Acquisition shall be merged with and into the Company (the "Merger"); and

         WHEREAS, as a condition to the willingness of Buyer and Acquisition to enter into the Merger Agreement, Buyer has requested that the Stockholder agree, and in order to induce Buyer and Acquisition to enter into the Merger Agreement, the Stockholder has agreed, to enter into this Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions set forth herein, the parties hereto hereby agree as follows:

         Section 1. Representations and Warranties of the Stockholder. The
                    --------------------------------------------------
Stockholder represents and warrants to the Buyer as follows:

         (a) The Stockholder is the sole record and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), of the Shares and there exist no liens, claims, security interests, options, proxies, voting agreements, charges, obligations, understandings, arrangements or other encumbrances of any nature whatsoever, except for restrictions applicable thereto under federal and state securities laws ("Liens") (except for such Liens as will no longer exist at the earlier of the Effective Time and the Closing), affecting the Shares.

         (b) The Shares and the certificates representing the Shares are now and at all times during the term hereof will be held by the Stockholder, or by a nominee or custodian for the benefit of the Stockholder free and clear of all Liens, except for the Liens described in (a) above and Liens arising hereunder. Upon transfer to Buyer by the Stockholder of the Shares hereunder, Buyer will have good and marketable title to the Shares, free and clear of all Liens.

         (c) This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming due authorization, execution and delivery by Buyer and Acquisition, constitutes a valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         (d) The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of its obligations hereunder will not, constitute a violation of, conflict with, result in a default (or an event which, with notice or lapse of time or both, would result in a default) under, or result in the creation of any Lien on any Shares under (i) its charter or bylaws, (ii) any contract, commitment, agreement, partnership agreement, understanding, arrangement or restriction of any kind to which the Stockholder is a party or by which the Stockholder is bound, (iii) any judgment, writ, decree, order or ruling applicable to the Stockholder or (iv) any law applicable to the Stockholder.

         (e)  To  the  Stockholder's  knowledge,  neither  the  execution  and delivery of this Agreement nor the performance by the Stockholder of its obligations hereunder will require any consent, authorization or approval of, filing with or notice to, any court, administrative agency or other governmental body or authority, other than any required notices or filings pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), state antitrust laws or the federal securities laws.

         Section 2.  Representations  and Warranties of Buyer and Acquisition.
                     --------------------------------------------------------
Buyer and Acquisition jointly and severally represent and warrant to the Stockholder as follows:

         (a) Each of Buyer and Acquisition is duly organized and validly existing and in good standing under the laws of its jurisdiction of incorporation, has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly and validly executed and delivered by each of Buyer and Acquisition and constitutes the legal, valid and binding obligation of each of Buyer and Acquisition, enforceable against each of Buyer and Acquisition in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         (b) The execution and delivery of this Agreement by each of Buyer and Acquisition does not, and the performance by each of Buyer and Acquisition of its obligations hereunder will not, constitute a violation of, conflict with, or result in a default (or an event which, with notice or lapse of time or both, would result in a default) under, its charter or bylaws or any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which Buyer or Acquisition is a party or by which Buyer or Acquisition is bound or any judgment, writ, decree, order or ruling applicable to Buyer or Acquisition.

         (c) Neither the execution and delivery of this Agreement nor the performance by each of Buyer and Acquisition of its obligations hereunder will violate any order, writ, injunction, judgment, law, decree, statute, rule or regulation applicable to Buyer or Acquisition or require any consent, authorization or approval of, filing with, or notice to, any court, administrative agency or other governmental body or authority, other than any required notices or filings pursuant to the HSR Act, state antitrust laws or the federal securities laws.

         Section 3. Option to Purchase.
                    ------------------

         (a) The Stockholder hereby grants to Buyer, subject to the terms and conditions hereof, an irrevocable option (the "Stock Option") to purchase the Shares at a purchase price per share of $18.50 per Share (the "Exercise Price") in cash, in the manner set forth in this Section 3. At any time prior to the termination of the Stock Option hereunder, Buyer (or a wholly owned subsidiary of Buyer) may exercise the Stock Option, in whole only, if on or after the date hereof:

                  (i) The Company (or the Board or any committee thereof) shall have recommended, approved, authorized, proposed or filed a
         Schedule 14D-9 not opposing (it being understood that the Company taking no position or remaining neutral with respect to a tender or exchange offer from a third party (a "Neutral Statement"), or making a recommendation in favor of such a tender or exchange offer in a filing made pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, shall constitute an adverse modification of its approval or recommendation of the Merger unless, in the case of a Neutral Statement only, contemporaneously with the filing of a Neutral Statement the Company publicly confirms that it continues to recommend approval of the Merger and continues to actively support the Merger), or publicly announces its intention to enter into, any Acquisition Transaction (other than with Buyer, Acquisition or any of their affiliates), or shall have resolved to do any of the foregoing. For purposes of this Agreement "Acquisition Transaction" shall mean any tender offer or exchange offer, any merger, consolidation, liquidation, dissolution, recapitalization, reorganization or other business combination, any acquisition, sale or other disposition of a material amount of assets or securities or any other similar transaction involving the Company, its securities or any of its material Subsidiaries or divisions;

                  (ii) the Board or any committee thereof shall have withdrawn or modified or amended in any manner adverse to Buyer or Acquisition its authorization, approval or recommendation to the stockholders of the Company with respect to the Merger or the Merger Agreement (it being understood that the Company making a Neutral Statement, or making a recommendation in favor of such a tender or exchange offer in a filing made pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, shall constitute an adverse modification of its approval or recommendation of the Merger unless, in the case of a Neutral Statement only, contemporaneously with the filing of a Neutral Statement the Company publicly confirms that it continues to recommend approval of the Merger and continues to actively support the Merger), or shall have resolved to do any of the foregoing;

                  (iii) any person, entity or "group" (as that term is used in Section 13(d) of the Exchange Act) (other than the Stockholder and its affiliates and other than Buyer, Acquisition or any of their affiliates and other than persons, entities or groups that are permitted to report their ownership of Shares with the SEC on
         Schedule 13G) shall have become the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of 15% or more of the then outstanding Common Stock;

                  (iv) any person, other than Buyer, Acquisition or any of its affiliates, shall have commenced or announced an intention to commence a bona fide tender offer or exchange offer for any shares of Common Stock, the consummation of which would result in "beneficial ownership" (as defined in the Exchange Act) by such third party (together with all such third party's affiliates and "associates" (as defined in the Exchange Act)) of 15% or more of the then outstanding voting equity of the Company (either on a primary or a fully diluted basis); or

                  (v) the Merger Agreement shall have been terminated in accordance with Section 8(a)(iv) of the Merger Agreement.

         In the event that Buyer wishes to exercise the Stock Option, Buyer shall give written notice (the "Option Notice", with the date of the Option Notice being hereinafter called the "Notice Date") to the Stockholder specifying the place and date (not earlier than three nor later than ten Business Days from the Notice Date) for closing such purchase (a "Closing"). Buyer's obligation to purchase the Shares upon any exercise of the Stock Option and the Stockholder's obligation to sell the Shares upon any exercise of the Stock Option are subject (at the election of Buyer and the Stockholder, respectively) to the conditions that (X) no preliminary or permanent injunction or other order prohibiting the purchase, issuance or delivery of the Shares issued by any Governmental Authority will be in effect and (Y) any applicable waiting period required for the purchase of Shares under the HSR Act will have expired or been terminated or clearance from the appropriate agencies shares have been obtained, provided that if such injunction or other order has become final and nonappealable, the Stock Option shall terminate; and provided further, that if the Stock Option is not exercisable because either of the circumstances described in the immediately foregoing clause (X) or (Y) exist, then the Stock Option shall be exercisable for the ten business day period commencing on the date that the circumstances set forth in clause
(X) or (Y), as applicable, cease to exist, but in no event shall the Stock Option be exercisable after the date set forth in Section 8(c). The Stockholder's obligation to sell the Shares upon exercise of the Stock Option and the Stockholder's obligations under Section 6 are subject (at the Stockholder's election) to the further conditions that there will have been no material breach of the representations, warranties, covenants or agreements of Buyer or Acquisition contained in this Agreement or contained in the Merger Agreement, which breach has not been cured within ten business days of the receipt of written notice thereof from the Stockholder.

         (b) At the Closing, (i) the Stockholder shall deliver to Buyer the certificate or certificates representing the Shares in proper form for transfer upon exercise of the Stock Option in the denominations designated by Buyer in the Option Notice and (ii) Buyer shall pay the aggregate purchase price for the Shares by wire transfer of immediately available funds to an account designated by the Stockholder in writing to Buyer in the amount equal to the product of the Exercise Price and the number of the Shares.

         (c) In the event that Buyer or Acquisition exercise the Stock Option and on or prior to the first anniversary of such exercise either (i) Buyer or Acquisition purchases Common Stock from any other party (other than from the Company) for per share consideration in excess of the Exercise Price (excluding any consideration paid for Dissenters' Shares) (a "Higher Price"), or (ii) Buyer or Acquisition exercises the Stock Option and Buyer or Acquisition subsequently disposes, transfers or otherwise sells the Shares for consideration in excess of the Exercise Price (the "Excess Consideration") then, in the case of (i) above, Buyer or Acquisition shall pay to the Stockholder in cash, within two days after Buyer or Acquisition pays the Higher Price to holders of Common Stock, an amount equal to (a) the number of Shares multiplied by the difference between the Higher Price and the Exercise Price less (b) interest on the aggregate purchase price paid by Buyer to acquire the Shares from the date of Closing through the date of such purchase calculated using the prime rate announced by Citibank N.A. as of the Closing plus (c) the amount of all dividends paid or payable with respect to the Shares to Buyer, and in the case of (ii) above, Buyer or Acquisition shall pay to the Stockholder in cash, within five days after Buyer or Acquisition receives the Excess Consideration to holders of Common Stock, an amount equal to (d) the number of Shares multiplied by the difference between the Excess Consideration and the Exercise Price less (e) interest on the aggregate purchase price paid by Buyer to acquire the Shares from the date of Closing through the date of such sale calculated using the prime rate announced by Citibank, N.A. as of the Closing plus (iii) the amount of all dividends paid or payable with respect to the Shares to Buyer.

         Section 4. Transfer of the Shares. During the term of this Agreement,
                    ----------------------
the Stockholder will not (a) offer to sell, sell, pledge or otherwise dispose of or transfer any interest in or encumber with any Lien any of the Shares;
(b) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of the Shares or any interest therein;
(c) grant any proxy, power-of-attorney or other authorization or consent in or with respect to the Shares (it being understood that, upon termination of the Merger Agreement, the Stockholder may grant a proxy with respect to the Shares if such proxy is, by its terms, immediately revocable upon the Closing); (d) deposit the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares; or (e) take any other action with respect to the Shares that would in any way restrict, limit or interfere with the performance of its obligations hereunder.

         Section  5.  No  Solicitation.  Stockholder  hereby  agrees,  in  its
                      ----------------
capacity as a stockholder of the Company, that neither Stockholder nor any affiliates, representatives or agents shall (and, if Stockholder is a corporation, partnership, trust or other entity, Stockholder shall cause its officers, directors, partners, and employees, representatives and agents, including, but not limited to, investment bankers, attorneys and accountants, not to), directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any corporation, partnership, person or other entity or group (other than Buyer, Acquisition or any of their respective affiliates or representatives) concerning any proposal relating to an Acquisition Transaction. Stockholder will immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any proposal relating to an Acquisition Transaction. Stockholder will promptly communicate to Buyer, to the same extent as is required by the Company pursuant to Section 4(c) of the Merger Agreement, the terms, and other information concerning, any proposal, discussion, negotiation or inquiry and the identity of the party making such proposal or inquiry which Stockholder may receive in respect of any such Acquisition Transaction.

         Section 6. Voting of Shares; Grant of Irrevocable Proxy;  Appointment
                    ----------------------------------------------------------
of Proxy.
--------

         (a) The Stockholder hereby agrees that, during the term of this Agreement, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of Common Stock, however called, or in connection with any written consent of the holders of Common Stock, the Stockholder will appear at the meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum and vote or consent (or cause to be voted or consented) the Shares (i) in favor of the Merger and (ii) against any proposal or agreement that would impede, interfere with or prevent the Merger, including any other extraordinary corporate transaction, such as a merger, reorganization or liquidation involving the Company and a third party or any other proposal of a third party to acquire the Company and (iii) if requested by Buyer, in favor of a resolution the purpose of which is to cause the Merger to be consummated and which does not relate to the election of directors.

         (b) The Stockholder hereby irrevocably grants to, and appoints, Buyer and any nominee thereof, its proxy and attorney-in-fact (with full power of substitution) during the term of this Agreement, for and in the name, place and stead of the Stockholder, to vote the Shares, or grant a consent or approval in respect of the Shares, in connection with any meeting of the Stockholders of the Company (i) in favor of the Merger and (ii) against any proposal or agreement that would impede, interfere with or prevent the Merger, including any other extraordinary corporate transaction, such as a merger, reorganization or liquidation involving the Company and a third party or any other proposal of a third party to acquire the Company.

         (c) The Stockholder represents that all proxies heretofore given in respect of the Shares, if any, are not irrevocable, and hereby revokes all such proxies given with respect to the Shares.

         (d) The Stockholder hereby affirms that the irrevocable proxy set forth in this Section 6 is given in connection with the execution of the Merger Agreement and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. The
Stockholder hereby further affirms that the irrevocable proxy set forth in this Section 6 is coupled with an interest and is intended to be irrevocable in accordance with the provisions of Section 212 of the Delaware Law.

         Section 7. Adjustments. The number and types of securities subject to
                    -----------
this Agreement will be appropriately adjusted in the event of any stock dividends, stock splits, recapitalization, combinations, exchanges of shares or the like or any other action that would have the effect of changing the Stockholder's ownership of the Company's capital stock.

         Section 8.  Termination.  Except as otherwise  specifically  provided
                     -----------
herein, all obligations under this Agreement will terminate on the earliest of
(a) the date the Merger Agreement is terminated in accordance with its terms; provided, however, that the provisions of Section 3(a) and 4(c) shall not terminate until sixty (60) days thereafter if the Merger is terminable pursuant to Section 8(a)(iv), 8(a)(v), or 8(a)(vi) (but, in the case of termination pursuant to Section 8(a)(vi), only in the event that at the time of the Company Special Meeting an Acquisition Proposal (as defined in the Merger Agreement) shall have been publicly announced and not withdrawn, terminated or lapsed), (b) the purchase of all the Shares pursuant to the Stock Option, (c) the first anniversary of the date hereof or (d) the Effective Time. The provisions of Section 14 shall survive any termination of this Agreement.

         Section  9.  Effectiveness.  This  Agreement  shall not be  effective
                      -------------
unless and until the Merger Agreement shall have been executed and delivered by the Company.

         Section 10.  Brokerage.  Buyer,  Acquisition and the Stockholder each
                      ---------
represent and warrant to the other parties hereto that the negotiations relevant to this Agreement have been carried on by Buyer and Acquisition, on the one hand, and the Stockholder, on the other hand, directly with the other, and that there are no claims for finder's fees or brokerage commissions or other like payments in connection with this Agreement or the transactions contemplated hereby. Buyer and Acquisition, on the one hand, and Stockholder, on the other hand, will indemnify and hold harmless the other from and against any and all claims or liabilities for finder's fees or brokerage commissions or other like payments incurred by reason of action taken by him, it or any of them, as the case may be.

         Section  11.  No  Limitation.  Nothing  in this  Agreement  shall  be
                       --------------
construed to prohibit Stockholder, or any officer or affiliate of Stockholder who is or has designated a member of the Board of Directors of the Company, from taking any action solely in his or her capacity as a member of the Board of Directors of the Company or from exercising his or her fiduciary duties as a member of such Board of Directors and no such action shall be deemed to violate this Agreement.

         Section 12. Indemnification. For a period of six years from and after
                     ---------------
the Effective Time, Acquisition shall indemnify Stockholder and hold Stockholder harmless against any loss, cost or expense (including without limitation reasonable attorneys' fees) in the event of any claim against Stockholder relating to the actions of Stockholder, as stockholder, in connection with the Merger Agreement, this Agreement and any of the transactions contemplated thereby; provided that Stockholder shall have first sought indemnification from Acquisition pursuant to insurance, Acquisition's charter or by-laws and any indemnification agreement or other arrangement between Acquisition and Stockholder; provided further, however, that the obligations of Acquisition hereunder shall be limited to the excess, if any, of Stockholder's loss, cost or expense over the amounts actually recovered from the Company in accordance with the preceding proviso. In the event of any claim for which indemnification is provided herein, Stockholder shall promptly notify Acquisition; provided that the failure to give such notice shall not relieve Acquisition from its obligations hereunder except if, and to the extent that, it suffers actual prejudice thereby. Acquisition shall have the right to undertake, with counsel of its choice (subject to the reasonable approval of Stockholder), the defense of such claim. Stockholder shall have the right to employ its own counsel to participate (but not to control the defense) in any such action, but the fees and expenses of such counsel shall be at the sole expense of Stockholder unless (a) Buyer or the Company shall have failed to employ counsel reasonably satisfactory to Stockholder to assume the defense of such claim within a reasonable time after receiving notice thereof, or (b) a conflict of interest shall prevent the same counsel from representing Buyer or the Company and the Stockholder. Buyer shall not be liable hereunder for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld).

         Section 13.  Miscellaneous.  (a) Except for the  representations  and
                      -------------
warranties set forth in Section 1(a) and 1(b), all representations and warranties contained herein will terminate upon the termination of this Agreement.

         (b) [Intentionally Omitted]

         (c) Any provisions of this Agreement may be waived at any time by the party that is entitled to the benefits thereof. No such waiver, amendment or supplement will be effective unless in writing and is signed by the party or parties sought to be bound thereby. Any waiver by any party of a breach of any provision of this Agreement will not operate as or be construed to be a waiver of any breach of any other provision of this Agreement.

         (d) This Agreement contains the entire agreement among the parties in respect to the subject matter hereof, and supersedes all prior agreements among the parties with respect to such matters. This Agreement may not be amended, changed, supplemented, waived or otherwise modified, except upon the delivery of a written agreement executed by the parties hereto.

         (e) This Agreement will be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and performed in that state. Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement, each non-breaching party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto (i) will waive, in any action for specific performance, the defense of adequacy of a remedy at law and (ii) will be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of this Agreement in any action instituted in any state or federal court sitting in Wilmington, Delaware. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Merger Agreement.

         (f) The descriptive headings contained herein are for convenience and reference only and will not affect in any way the meaning or interpretation of this Agreement.

         (g) All communications or notices required or permitted by this Agreement shall be in writing and shall be deemed to have been given at the earlier of the date personally delivered or sent by telephonic facsimile transmission (with a copy via regular mail) or one day after sending via nationally recognized overnight courier or five days after deposit in the United States mail, certified or registered mail, postage prepaid, return receipt requested, and addressed as follows, unless and until any of such parties notifies the others in accordance with this Section of a change of address:

                           If to Stockholder to:

                           c/o Capital Southwest Corporation
                           12900 Preston Road at LBJ
                           Suite 700
                           Dallas, TX 75230
                           Facsimile:  (972) 233-7362

                           Attention:  William R. Thomas

                           with a copy to:

                           Brown & Wood LLP
                           One World Trade Center
                           New York, NY 10048
                           Telephone: (212) 839-5300
                           Facsimile: (212) 839-5599
                           Attention: Joseph W. Armbrust Jr.

                           If to Buyer or Acquisition to:

                           c/o Madison Dearborn Partners
                           Three First National Plaza
                           Suite 3800
                           Chicago, IL 60602
                           Facsimile:  (312) 895-1156
                           Attention:  Thomas R. Reusche

                           with a copy to:

                           Kirkland & Ellis
                           200 E. Randolph Drive
                           Chicago, IL 60601
                           Facsimile:  (312) 861-2200
                           Attention:  Michael H. Kerr, P.C.

or to such other address as any party may have furnished to the other parties in writing in accordance herewith.

         (h) This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, but all of which together will constitute one agreement.

         (i) This Agreement is binding upon and is solely for the benefit of the parties hereto and their respective successors, legal representatives and assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned by any of the parties hereto without the prior written consent of the other parties other than the assignment to the Surviving Corporation of obligations of Acquisition under
Section 12 by  operation  of law.

         (j) If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect as long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party hereto. Upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are consummated to the extent possible.

         Section 14.  Expenses.  Except as  provided in Section 3 hereof,  all
                      --------
fees and expenses incurred by any one party hereto shall be borne by the party incurring such fees and expenses.

         Section 15. Further Assurances; Stockholder Capacity. The Stockholder
                     ----------------------------------------
shall, upon request of Buyer or Acquisition, execute and deliver any additional documents and take such further actions as may reasonably be deemed by Buyer or Acquisition to be necessary or desirable to carry out the provisions hereof and to vest the power to vote the Shares as contemplated by
Section 6 hereof in Buyer.

                           ************************

         IN WITNESS WHEREOF, the Buyer, Acquisition and the Stockholder have caused this Agreement to be signed by their respective officers or representatives thereunto duly authorized, all as of the date first written above.

                                  WEC COMPANY
                                  a Delaware Corporation


                                  By: /s/ Thomas J. Laird
                                      -----------------------
                                      Name:   Thomas J. Laird
                                      Title:  President


                                  AGI ACQUISITION CORP.
                                  a Delaware Corporation


                                  By: /s/ Thomas J. Laird
                                      -----------------------
                                      Name:   Thomas J. Laird
                                      Title:  President

                                  CAPITAL SOUTHWEST
                                  VENTURE CORPORATION


                                  By: /s/ William R. Thomas
                                      ------------------------------
                                      Name:   William R. Thomas
                                      Title:  President and Chairman


                                                                  Exhibit 99.1
                                                                  ------------

         SEGUIN, Texas and OREGON, ILL.--(BUSINESS WIRE)--Aug. 18, 1998--Alamo Group Inc. (NYSE:ALG) and Woods Equipment Company jointly announced today that they have entered into a definitive agreement whereby Alamo will be acquired by Woods in a cash merger, pursuant to which Alamo stockholders will receive $18.50 for each Alamo share outstanding, for a total equity consideration of approximately $180 million. The transaction has been approved by the Board of Directors of Alamo Group. The two largest Alamo shareholders, owning over 40% of the outstanding stock, have each granted Woods an option to acquire their shares at $18.50 per share and have agreed to vote their shares in support of the transaction.

         Woods  Equipment  Company  is owned  primarily  by  Madison  Dearborn
Capital Partners II, LP, a private equity investment partnership based in Chicago, IL. Madison Dearborn Partners has committed additional equity capital of $58.5 million to Woods and has arranged for debt financing commitments to fund the acquisition.

         The closing of the merger is subject to customary conditions, including the receipt of certain governmental approvals and the approval of Alamo stockholders. Alamo will shortly file with the Securities and Exchange Commission a proxy statement that will be mailed to stockholders in connection with a special stockholder meeting to be called to consider the merger.

         Alamo, with 1997 sales of $203.1 million, is a leading worldwide manufacturer and supplier of heavy duty, tractor-mounted mowing and vegetation maintenance equipment for roadside, industrial and governmental applications, and for agricultural applications in ranch pasture maintenance and farm crop shedding. Alamo maintains production facilities in the United States, England and France and sells its products through an extensive network of dealers worldwide.

         Woods Equipment Company, with 1997 sales of $150 million, is a leading manufacturer and supplier of attachment systems serving the turf and grounds maintenance, construction equipment and agricultural equipment markets. Its products are distributed through a network of agricultural, construction and power equipment dealers throughout the United States. Woods sells its products under the Woods, DuAl, Alloway, Gill, Gannon and Wain Roy brand names.

         Don Douglass, founder, Chairman and CEO of Alamo, commented, "We believe that this merger is in the best interests of Alamo's shareholders. Since founding Alamo 29 years ago, the company has experienced growth and development largely through the contribution of its people and its dealers and their customers. This merger should provide a sound basis for continued growth."

         Oran Logan, President of Alamo, added, "We believe that the combination of Alamo and Woods makes very good sense. Our businesses are highly complementary and the combined companies will benefit significantly from the strengths of each of our dealer networks."

         The combined Alamo and Woods businesses will employ over 2,500 people with total sales exceeding $350 million. The executive management team will be headed by Thomas J. Laird, current CEO of Woods.

         Laird commented, "We are extremely excited about the combination of Woods and Alamo. Both companies have developed strong product offerings and have supported these offerings with parts and service. The result has been the creation of well recognized industry brand names. This acquisition will be a joining of these brands to provide the dealer network with the industry's most complete product and service offering."

         This release contains forward looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements involve known and unknown risks and uncertainties which may cause the Company's actual results in future periods to differ materially from forecasted results. Among those factors which could cause actual results to differ materially are the following: market demand, market softness, competition, weather, seasonality, currency-related issues, and other risk factors listed from time to time in the Company's SEC reports. The Company does not undertake any obligation to update the information contained herein, which speaks only as of this date.